                                                                       Exhibit 2



                              AGREEMENT AND PLAN

                         OF REORGANIZATION AND MERGER



                                BY AND BETWEEN


                         FIRST SAVINGS FINANCIAL CORP.

                                      AND

                        FIRST CITIZENS BANCSHARES, INC.



                                 APRIL 2, 1997

                               TABLE OF CONTENTS

ARTICLE I.  PLAN OF MERGER....................................................................  7

     1.01.     Names of Merging Corporations..................................................  7
     1.02.     Nature of Transaction..........................................................  7
     1.03.     Effect of Merger; Surviving Corporation........................................  7
     1.04.     Assets and Liabilities of Acquisition..........................................  7
     1.05.     Conversion and Exchange of Stock...............................................  7
               a.  Conversion of First Savings Stock..........................................  8
               b.  Exchange and Payment Procedures............................................  8
               c.  Surrender of Certificates..................................................  8
               d.  Dissenters.................................................................  8
               e.  Lost Certificates..........................................................  8
               f.  Outstanding BancShares Stock...............................................  9
     1.06.     Articles, By-Laws and Management...............................................  9
     1.07.     Closing; Effective Time........................................................  9

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF FIRST SAVINGS..................................  9

     2.01.     Organization; Standing; Power..................................................  9
     2.02.     Capital Stock..................................................................  9
     2.03.     Principal Shareholders......................................................... 10
     2.04.     Subsidiaries................................................................... 10
     2.05.     Convertible Securities, Options, Etc........................................... 10
     2.06.     Authorization and Validity of Agreement........................................ 10
     2.07.     Validity of Transactions; Absence of Required Consents or Waivers.............. 10
     2.08.     First Savings Books and Records................................................ 11
     2.09.     First Savings Reports.......................................................... 11
     2.10.     First Savings Financial Statements............................................. 11
     2.11.     Tax Returns and Other Tax Matters.............................................. 12
     2.12.     Absence of Material Adverse Changes or Certain Other Events.................... 12
     2.13.     Absence of Undisclosed Liabilities............................................. 12
     2.14.     Compliance with Existing Obligations........................................... 13
     2.15.     Litigation and Compliance with Law............................................. 13
     2.16.     Real Properties................................................................ 13
     2.17.     Loans, Accounts, Notes and Other Receivables................................... 14
     2.18.     Securities Portfolio and Investments........................................... 15
     2.19.     Personal Property and Other Assets............................................. 15
     2.20.     Patents and Trademarks......................................................... 15
     2.21.     Environmental Matters.......................................................... 15
     2.22.     Absence of Brokerage or Finders Commissions.................................... 18
     2.23.     Material Contracts............................................................. 18
     2.24.     Employment Matters; Employee Relations......................................... 19
     2.25.     Employment Agreements; Employee Benefit Plans.................................. 19
     2.26.     Insurance...................................................................... 21
     2.27.     Insurance of Deposits.......................................................... 21
     2.28.     Obstacles to Regulatory Approval............................................... 21
     2.29.     Disclosure..................................................................... 22

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF BANCSHARES.................................... 22

     3.01.    Organization; Standing; Power................................................... 22
     3.02.    Authorization and Validity of Agreement......................................... 22
     3.03.    Validity of Transactions; Absence of Required Consents or Waivers............... 22
     3.04.    Obstacles to Regulatory Approval................................................ 23
     3.05.    Disclosure...................................................................... 23
     3.06.    Litigation and Compliance with Law.............................................. 23
     3.07.    No Shareholder Approval......................................................... 23

ARTICLE IV.  COVENANTS OF FIRST SAVINGS....................................................... 23

     4.01.    Affirmative Covenants of First Savings.......................................... 23
              a.    Conduct of Business Prior to Effective Time............................... 23
              b.    Periodic Financial and Other Information.................................. 24
              c.    Notice of Certain Changes or Events....................................... 25
              d.    Accruals for Loan Loss Reserve and Expenses............................... 25
              e.    Consents to Assignment of Leases.......................................... 25
              f.    Access.................................................................... 25
              g.    Deposit Liabilities....................................................... 26
              h.    Further Action; Instruments of Transfer................................... 26
              i.    Cancellation of BISYS Agreement........................................... 26
     4.02.    Negative Covenants of First Savings............................................. 26
              a.    Amendments to Articles of Incorporation or
                     Bylaws................................................................... 26
              b.    Change in Capital Stock................................................... 26
              c.    Options, Warrants and Rights.............................................. 26
              d.    Dividends................................................................. 26
              e.    Employment, Benefit or Retirement Agreements or
                    Plans..................................................................... 27
              f.    Increase in Compensation.................................................. 27
              g.    Accounting Practices...................................................... 27
              h.    Acquisitions; Additional Branch Offices................................... 27
              i.    Changes in Business Practices............................................. 27
              j.    Exclusive Merger Agreement................................................ 27
              k.    Acquisition or Disposition of Assets...................................... 27
              l.    Debt; Liabilities......................................................... 28
              m.    Liens; Encumbrances....................................................... 28
              n.    Waiver of Rights.......................................................... 28
              o.    Other Contracts........................................................... 28
              p.    Deposit Liabilities....................................................... 29
              q.    Foreclosures.............................................................. 29

ARTICLE V.  COVENANTS OF BANCSHARES........................................................... 29

     5.01.    Ratification of Agreement by Board of Directors................................. 29
     5.02.    Employees; Severance Payments; Employee Benefits................................ 29
              a.    Employment Agreements..................................................... 29
              b.    Employment of Other Employees............................................. 29
              c.    Special Termination Agreements............................................ 29
              d.    Severance Plan............................................................ 30
              e.    Employee Benefits......................................................... 30

              f.     Other Agreements......................................................... 30

     5.03.    Board of Directors.............................................................. 31
              a.     Local Advisory Board..................................................... 31
              b.     Other Agreements......................................................... 31

ARTICLE VI.  OTHER AGREEMENTS................................................................. 31

     6.01.    Shareholders' Meeting; Proxy Statement.......................................... 31
              a.     Meeting of Shareholders.................................................. 31
              b.     Preparation and Distribution of Proxy Statement.......................... 31
              c.     Recommendation of First Savings' Board of Directors...................... 31
              d.     Information for Proxy Statement.......................................... 32

     6.02.    Regulatory Approvals............................................................ 32
     6.03.    Expenses........................................................................ 32
     6.04.    Announcements................................................................... 32
     6.05.    Confidentiality................................................................. 32
     6.06.    Environmental Studies........................................................... 33
     6.07.    Transition Team................................................................. 34
     6.08.    Treatment of MRP Awards......................................................... 34
     6.09.    Cancellation of Stock Options................................................... 34
     6.10.    Termination of FSB ESOP......................................................... 34
     6.11.    Termination of FSB Pension Plan................................................. 34
     6.12.    Cooperation to Consummate Merger................................................ 35
     6.13.    Bank Merger..................................................................... 35

ARTICLE VII.  CONDITIONS PRECEDENT TO MERGER.................................................. 35

     7.01.    Conditions to all Parties' Obligations.......................................... 35
              a.     Approval by Regulatory Authorities;
                      Disadvantageous Conditions.............................................. 35
              b.     Adverse Proceedings, Injunction, Etc..................................... 35
              c.     Approval by Boards of Directors and Shareholders......................... 35
              d.     Fairness Opinion......................................................... 36
              e.     No Termination or Abandonment............................................ 36
              f.     Articles of Merger; Other Actions........................................ 36
     7.02.    Additional Conditions to First Savings'
               Obligations.................................................................... 36
              a.     Compliance with Laws..................................................... 36
              b.     BancShares' Representations and Warranties and
                      Performance of Agreements; Officers' Certificate........................ 36
              c.     Legal Opinion of BancShares' Counsel..................................... 36
              d.     Other Documents and Information from BancShares.......................... 36
              e.     Employment Agreements.................................................... 36
              f.     Acceptance by First Savings' Counsel..................................... 37
     7.03.    Additional Conditions to BancShares' Obligations................................ 37
              a.     Material Adverse Change.................................................. 37
              b.     Compliance with Laws..................................................... 37
              c.     First Savings' Representations and Warranties and
                     Performance of Agreements; Officers' Certificate......................... 37
              d.     Legal Opinion of First Savings' Counsel.................................. 37
              e.     Other Documents and Information from First Savings....................... 37

              f.     Employment Agreements.................................................... 37
              g.     Cancellation of First Savings Stock Options.............................. 37
              h.     Merger Expenses.......................................................... 38
              i.     Pension Plan Expenses.................................................... 38
              j.     Acceptance by the BancShares' Counsel.................................... 38

ARTICLE VIII.  TERMINATION; BREACH; REMEDIES.................................................. 38

     8.01.    Mutual Termination.............................................................. 38
     8.02.    Unilateral Termination.......................................................... 38
              a.     Termination by BancShares................................................ 38
              b.     Termination by First Savings............................................. 39
     8.03.    Breach; Remedies................................................................ 40

ARTICLE IX.  INDEMNIFICATION.................................................................. 40

     9.01.    Indemnification Following Termination of Agreement.............................. 40
              a.     By First Savings......................................................... 40
              b.     By BancShares............................................................ 41
     9.02.    Indemnification Following Effective Time........................................ 41
     9.03.    Procedure for Claiming Indemnification.......................................... 42

ARTICLE X.  MISCELLANEOUS PROVISIONS.......................................................... 42

     10.01.   Survival of Representations, Warranties,
               Indemnification and Other Agreements........................................... 42
              a.     Representations, Warranties and Other Agreements......................... 42
              b.     Indemnification.......................................................... 42
     10.02.   Waiver.......................................................................... 42
     10.03.   Amendment....................................................................... 43
     10.04.   Notices......................................................................... 43
     10.05.   Further Assurance............................................................... 43
     10.06.   Headings and Captions........................................................... 43
     10.07.   Entire Agreement................................................................ 43
     10.08.   Severability of Provisions...................................................... 43
     10.09.   Assignment...................................................................... 43
     10.10.   Counterparts.................................................................... 43
     10.11.   Governing Law................................................................... 44
     10.12.   Previously Disclosed Information................................................ 44
     10.13.   Best Knowledge.................................................................. 44
     10.14.   Inspection...................................................................... 44

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                BY AND BETWEEN
                         FIRST SAVINGS FINANCIAL CORP.
                                      AND
                        FIRST CITIZENS BANCSHARES, INC.


          THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is entered into as of the 2nd day of March, 1997, by and between FIRST SAVINGS FINANCIAL CORP. ("First Savings") and FIRST CITIZENS BANCSHARES, INC. ("BancShares") and which will be joined in by FCB ACQUISITION CORP. ("Acquisition").

          WHEREAS, First Savings is a North Carolina business corporation with its principal office and place of business located in Reidsville, North Carolina; and,

          WHEREAS, First Savings is the sole shareholder of First Savings Bank of Rockingham County, Inc., SSB, ("FSB") a North Carolina savings bank with its principal office and place of business located in Reidsville, North Carolina; and,

          WHEREAS, BancShares is a Delaware business corporation with its principal office and place of business located in Raleigh, North Carolina; and,

          WHEREAS, BancShares is the sole shareholder of First-Citizens Bank & Trust Company ("FCB"), a North Carolina banking corporation with its principal office and place of business located in Raleigh, North Carolina; and,

          WHEREAS, Acquisition is a proposed North Carolina business corporation to be formed as a wholly-owned subsidiary of BancShares solely for the purpose of merging with First Savings to effect BancShares' acquisition of First Savings and which, following its incorporation, will execute this Agreement to join as a party hereto; and,

          WHEREAS, BancShares and First Savings have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Acquisition to be merged with and into First Savings (the "Merger") in the manner and upon the terms and conditions contained in this Agreement; and,

          WHEREAS, First Savings' Board of Directors has approved this Agreement and will recommend to First Savings' shareholders that they approve the transactions described herein; and,

          WHEREAS, to effectuate the foregoing, BancShares and First Savings desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

          NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, First Savings and BancShares hereby adopt and make this Agreement and mutually agree as follows:

                          ARTICLE I.  PLAN OF MERGER

     1.01.  NAMES OF MERGING CORPORATIONS.  The names of the business
            -----------------------------
corporations proposed to be merged are FIRST SAVINGS FINANCIAL CORP. ("First Savings") and FCB ACQUISITION CORP. ("Acquisition").

     1.02.  NATURE OF TRANSACTION.  Subject to the provisions of this Agreement,
            ---------------------
at the "Effective Time" (as defined in Paragraph 1.07 below), Acquisition will be merged into and with First Savings (the "Merger").

     1.03.  EFFECT OF MERGER; SURVIVING CORPORATION.  At the Effective Time and
            ---------------------------------------
by reason of the Merger, the separate corporate existence of Acquisition shall cease while the corporate existence of First Savings as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. The duration of the corporate existence of First Savings, as the surviving corporation, shall be perpetual and unlimited.

     1.04.  ASSETS AND LIABILITIES OF ACQUISITION.  At the Effective Time and by
            -------------------------------------
reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Acquisition (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Acquisition, whether tangible or intangible) shall be transferred to and vest in First Savings, and First Savings shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Acquisition, all without any conveyance, assignment or further act or deed; and, First Savings shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Acquisition as of the Effective Time. Immediately following the Merger, First Savings shall continue to exist as a wholly-owned subsidiary of BancShares.

     1.05.  CONVERSION AND EXCHANGE OF STOCK.
            --------------------------------

          A.   CONVERSION OF FIRST SAVINGS STOCK.  Except as otherwise provided
               ---------------------------------
herein, at the Effective Time all rights of First Savings' shareholders with respect to all then outstanding shares (not to exceed an aggregate of 986,321 shares plus such number of shares, if any, that are issued between the date of this Agreement and the Effective Time upon the exercise of options granted prior to the date of this Agreement pursuant to the terms of First Savings' stock option plan) of First Savings' no par value common stock ("First Savings Stock") shall cease to exist and the holders of shares of First Savings Stock shall cease to be, and shall have no further rights as, shareholders of First Savings. As consideration for and to effectuate the Merger (and except as otherwise provided herein), each such outstanding share of First Savings Stock, other than shares held by First Savings, BancShares or any of their subsidiary corporations or as to which "Dissenters Rights" (as defined in Paragraph 1.05.d below) are properly exercised, shall be converted, without any action on the part of the holder of such share, BancShares or First Savings, into the right to receive $10.75 in cash (the "Exchange Rate") as provided below, and the shares of First Savings Stock formerly held by First Savings' shareholders shall be deemed to have been transfered and assigned to BancShares.

          Prior to the Effective Time, First Savings may declare and pay cash dividends in accordance with its past practices and in amounts not to exceed $.25 during each full calendar quarter (provided that such dividends otherwise would be permitted under applicable law) ("Permitted Dividends"). Notwithstanding anything contained herein to the contrary, if during the period commencing on the date of this Agreement and ending at the Effective Time, First Savings declares or pays cash dividends other than or in addition to the Permitted Dividends or makes any other distributions on First Savings Stock (collectively, "Excess Distributions"), then, for purposes of this Agreement, the Exchange Rate shall be reduced by the aggregate amount of such Excess Distributions per share of First Savings Stock.

          At the Effective Time, and without any action by First Savings or BancShares, First Savings' stock transfer books shall be closed and there shall be no further transfers of First Savings Stock on its stock transfer books or the registration of any transfer of a certificate evidencing First Savings Stock (a "First Savings Certificate") by any holder thereof. Following the Effective Time, First Savings Certificates shall evidence only the right of the registered holder thereof to receive, and, upon their surrender as described below, may be exchanged for, (I) a check for the amount of cash to which holders shall have become entitled on the basis set forth above, or (II) in the case of First Savings Stock held by shareholders who properly shall have exercised Dissenters Rights, cash as provided in Article 13 of the North Carolina Business Corporation Act.

          B.   EXCHANGE AND PAYMENT PROCEDURES.  At the Effective Time,
               -------------------------------
BancShares shall issue and deliver, or cause to be issued and delivered, to FCB, in its capacity as BancShares' agent for purposes of the exchange of First Savings Stock for cash (the "Exchange Agent"), one check for the aggregate amount of cash to which all holders of First Savings Stock shall have become entitled as provided above, and First Savings shall issue and deliver to BancShares, and register in its name, one stock certificate evidencing all of the shares of First Savings Stock formerly held by its shareholders. As promptly as practicable, but not more than five business days, following receipt by BancShares from First Savings' stock transfer agent of a certified listing of the names and addresses of First Savings' shareholders immediately prior to the Effective Time, BancShares shall send or cause to be sent to each former shareholder of First Savings of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering First Savings Certificates to the Exchange Agent. Upon the proper surrender and delivery to the Exchange Agent (in accordance with BancShares' above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of First Savings of his or her First Savings Certificate(s), and in exchange therefor, the Exchange Agent shall as soon as practicable issue and deliver to the shareholder a check for the amount of cash to which the shareholder is entitled.

          C.   SURRENDER OF CERTIFICATES.  Subject to Paragraph 1.05.e below, no
               -------------------------
check shall be delivered to any former shareholder of First Savings unless and until such shareholder shall have properly surrendered to the Exchange Agent the First Savings Certificate(s) formerly representing his or her shares of First Savings Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by BancShares for that purpose. Neither First Savings, BancShares nor the Exchange Agent shall have any obligation to pay any interest on the cash to which a former First Savings shareholder is entitled for any period prior to payment.

          D.   DISSENTERS.  Any First Savings shareholder who properly exercises
               ----------
the right of dissent and appraisal with respect to the Merger as provided in
Section 55-13-02 of the North Carolina General Statutes ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of First Savings Stock in the manner and pursuant to the procedures provided therein. Shares of First Savings Stock held by persons who exercise Dissenters Rights shall not be converted into the right to receive cash in the manner provided in Paragraph 1.05.a above. However, if any shareholder of First Savings who exercises Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of First Savings Stock, at BancShares' sole option, shall be deemed to have been converted into the right to receive cash as of the Effective Time as provided in Paragraph 1.05.a above.

          E.   LOST CERTIFICATES.  Any First Savings shareholder whose First
               -----------------
Savings Certificate has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a check for the cash to which he or she is entitled in accordance with and upon compliance with reasonable conditions imposed by the Exchange Agent or BancShares (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and BancShares).

          F.  OUTSTANDING BANCSHARES STOCK. The status of BancShares' equity
              ----------------------------
securities which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

     1.06.  ARTICLES OF INCORPORATION, BYLAWS AND MANAGEMENT.  The Articles of
            ------------------------------------------------
Incorporation and Bylaws of First Savings in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of First Savings as the surviving corporation. The officers and directors of First Savings in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors. At or following the Effective Time, BancShares, in its capacity as the sole shareholder of First Savings, shall elect new directors of First Savings to replace its previous directors, and the directors so appointed shall elect new officers of First Savings to replace its previous officers.

     1.07.  CLOSING; EFFECTIVE TIME.  The closing of the transactions
            -----------------------
contemplated by this Agreement (the "Closing") shall take place at the offices of BancShares in Raleigh, North Carolina, or at such other place as BancShares shall designate, on a date mutually agreeable to First Savings and BancShares (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than 60 days following the expiration of all such required waiting periods). At the Closing, BancShares and First Savings shall take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger under North Carolina law) as are required herein and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

     Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of governmental and regulatory authorities), the Merger shall become effective on the date and at the time (the "Effective Time") specified in the Articles of Merger filed with the appropriate governmental body in accordance with law; provided, however, that the Effective Time shall in no event be more than ten days following the Closing Date.

          ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF FIRST SAVINGS

     Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 10.12 below) by First Savings to BancShares, First Savings hereby makes the following representations and warranties to BancShares.

     2.01.  ORGANIZATION; STANDING; POWER.  First Savings and FSB each (I) is
            -----------------------------
duly organized and incorporated, validly existing and in good standing (as a business corporation or a savings bank, respectively) under the laws of the State of North Carolina; (II) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now is being conducted; (III) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on First Savings; and, (IV) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on First Savings or FSB.

     2.02.  CAPITAL STOCK.  First Savings' authorized capital stock consists of
            -------------
(I) 5,000,000 shares of preferred stock, no par value, none of which have been issued, and (II) 20,000,000 shares of common stock, no par value, of which 986,321 shares are issued and outstanding and constitute First Savings' only outstanding securities.

          FSB's authorized capital stock consists of 100,000 shares of common stock, no par value ("FSB Stock"), of which 1,000 shares are issued and outstanding and constitute FSB's only outstanding securities. All outstanding shares of FSB Stock are owned beneficially and of record by First Savings.

          Each outstanding share of First Savings Stock and FSB Stock (I) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, and (II) has been issued in compliance with applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and
(III) has not been issued in violation of the preemptive rights of any shareholder. The First Savings Stock has been registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The FSB Stock is not subject to the registration and reporting requirements of the 1934 Act.

     2.03.  PRINCIPAL SHAREHOLDERS.  No person or entity is known to management
            ----------------------
of First Savings to beneficially own, directly or indirectly, more than 5% of the outstanding shares of First Savings Stock.

     2.04.  SUBSIDIARIES.  FSB is First Savings' only subsidiary corporation,
            ------------
and FSB has no subsidiary corporations. Except for equity securities included in First Savings' or FSB's investment portfolio at December 31, 1996, neither First Savings nor FSB owns any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

     2.05.  CONVERTIBLE SECURITIES, OPTIONS, ETC.  Neither First Savings nor FSB
            ------------------------------------
has any outstanding (I) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of First Savings Stock or FSB Stock or any other securities of First Savings or FSB, (II) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of First Savings Stock or FSB Stock or any other securities of First Savings or FSB, or (III) plan, agreement or other arrangement pursuant to which shares of First Savings Stock or FSB Stock or any other securities of First Savings or FSB, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

     2.06.  AUTHORIZATION AND VALIDITY OF AGREEMENT.  This Agreement has been
            ---------------------------------------
duly and validly approved by First Savings' Board of Directors. Subject only to approval of this Agreement by the shareholders of First Savings in the manner required by law (and as contemplated by Paragraph 6.01 below) and required approvals of governmental or regulatory authorities having jurisdiction over First Savings, FSB, BancShares, FCB or the transactions described herein (collectively, the "Regulatory Authorities") (as contemplated by Paragraph 6.02 below), (I) First Savings has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (II) all corporate proceedings and approvals required to authorize First Savings to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (III) this Agreement constitutes the valid and binding agreement of First Savings enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     2.07.  VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS.
            -----------------------------------------------------------------
Neither the execution and delivery of this Agreement, the consummation of the transactions described herein, compliance by First Savings with any of its obligations or agreements contained herein, nor any action or inaction by FSB required herein, will: (I) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of First Savings or FSB, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which First Savings or FSB is bound or by which either of them or its business, capital stock or any of its properties or assets may be affected; (II) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of First Savings or FSB; (III) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have a material adverse affect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of First Savings or FSB or on their or BancShares' and FCB's ability to consummate the transactions described herein or to carry on the business of First Savings or FSB as presently conducted; or (IV) result in the acceleration of any material obligation or indebtedness of First Savings or FSB.

          No consents, approvals or waivers are required to be obtained from any person or entity in connection with First Savings' execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of First Savings' shareholders as described in Paragraph 7.01.c below and of Regulatory Authorities as described in Paragraph 7.01.a below.

     2.08.  FIRST SAVINGS BOOKS AND RECORDS.  First Savings' and FSB's books of
            -------------------------------
account and business records have been maintained in all material respects in compliance with all applicable legal and accounting requirements, and such books and records are complete and reflect accurately in all material respects First Savings' and FSB's respective items of income and expense and all of their respective assets, liabilities and stockholders' equity. The respective minute books of First Savings and FSB are complete and accurately reflect in all material respects all corporate actions which their respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books, and, all such minute books have been or will be made available to BancShares and its representatives. Notwithstanding anything contained herein to the contrary, text relating to discussions with First Savings' financial advisors or special legal counsel, or among directors, regarding (I) business plans and strategy with respect to proposals to acquire First Savings, (II) the terms of tentative proposals from other financial institutions, including BancShares, to acquire First Savings, and (III) negotiations with BancShares regarding the transactions described herein, have been excised from the copies of minutes of proceedings of First Savings board of directors made available to BancShares. However, none of such excised text relates to or contains references to any facts, conditions or circumstances that cause or that, with the lapse of time or otherwise, may or could cause, any of First Savings representations or warranties contained herein to be false or misleading.

     2.09.  FIRST SAVINGS REPORTS.  To the "Best Knowledge" (as defined in
            ---------------------
Paragraph 10.13 below) of management of First Savings and FSB, since January 1, 1992, First Savings and FSB each has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (I) the Board of Governors of the Federal Reserve System (the "FRB"), (II) the Federal Deposit Insurance Corporation (the "FDIC"), (III) the Office of Thrift Supervision ("OTS"), (IV) the Administrator of the North Carolina Savings Institutions Division (the "Administrator"), (V) the SEC (including all reports required to be filed under the 1934 Act), or (VI) any other Regulatory Authorities. All such reports, registrations and statements filed by First Savings or FSB with any Regulatory Authorities are collectively referred to herein as the "First Savings Reports." To the Best Knowledge of management of First Savings and FSB, as of their respective dates, the First Savings Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither First Savings nor FSB has been notified that any such First Savings Reports were deficient in any material respect as to form or content.

     2.10.  FIRST SAVINGS FINANCIAL STATEMENTS.  First Savings has Previously
            ----------------------------------
Disclosed to BancShares a copy of its audited consolidated statements of financial condition as of December 31, 1995 and December 31, 1996, and its consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1995 and 1996, together with notes thereto (collectively, the "First Savings Financial Statements"). The First Savings Financial Statements (including any related notes and schedules thereto) (I) are in accordance with First Savings' books and records, and (II) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly First Savings' consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The First Savings Financial Statements have been audited by KPMG Peat Marwick LLP, which serves as First Savings' independent certified public accountants.

     2.11.  TAX RETURNS AND OTHER TAX MATTERS.  (I) First Savings and FSB each
            ---------------------------------
has timely filed or caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and, to the Best Knowledge of management of First Savings, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (II) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against First Savings or FSB or their respective properties have been fully paid or, if not yet due, a reserve or accrual which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes is reflected on the First Savings Financial Statements; (III) the income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other tax returns and reports of First Savings and FSB have not been subjected to audit by the Internal Revenue Service (the "IRS") or the Department of Tax and Revenue of the State of North Carolina in the last ten years and neither First Savings nor FSB has received any indication of the pendency of any audit or examination in connection with any such tax return or report and, to the Best Knowledge of management of First Savings and FSB, no such return or report is subject to adjustment; and (IV) neither First Savings nor FSB has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any such tax return or report or the assessment or collection of any tax.

     2.12.  ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS.
            -----------------------------------------------------------

                    (I) Since December 31, 1996, First Savings and FSB have conducted their respective businesses only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the financial condition of First Savings or FSB or their results of operations, prospects, business, assets, loan portfolio, investments, properties or operations .

                   (II) Since December 31, 1996, and other than in the ordinary course of its business, neither First Savings nor FSB has incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any material loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

     2.13.  ABSENCE OF UNDISCLOSED LIABILITIES.  Neither First Savings nor FSB
            ----------------------------------
has any material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (I) those reflected in the First Savings Financial Statements, (II) increases in deposit accounts since that date, or (III) obligations or liabilities (other than for increases in deposit accounts) incurred in the ordinary course of their business since December 31, 1996, and which do not, individually or in the aggregate, exceed $100,000.

     2.14.  COMPLIANCE WITH EXISTING OBLIGATIONS.  First Savings and FSB each
            ------------------------------------
has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its respective Articles of Incorporation or Bylaws, and/or any material contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which it is bound or by which its business, capital stock or any property or asset may be affected.

     2.15.  LITIGATION AND COMPLIANCE WITH LAW.
            ----------------------------------

          (A) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the Best Knowledge of management of First Savings and FSB, any facts or circumstances which reasonably could result in such), including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Best Knowledge of management of First Savings and FSB, are threatened, contemplated or probable of assertion, against, relating to or otherwise affecting First Savings or FSB or any of their properties, assets or employees which, if determined adversely, could have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of First Savings or FSB or on the ability of First Savings to consummate the Merger.

          (B) First Savings and FSB each has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations have occurred with respect to any such Permits; and no proceeding is pending or, to the Best Knowledge of management of First Savings and FSB, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

          (C) Neither First Savings nor FSB is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority (including without limitation the FRB, the FDIC or the Administrator) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against First Savings or FSB which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice of First Savings or FSB; and, neither First Savings nor FSB has been advised or has any reason to believe that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

          (D) To the Best Knowledge of management of First Savings and FSB, neither First Savings nor FSB is in violation or default in any material respect under, and each of them has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other Regulatory Authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by FSB). To the Best Knowledge of management of First Savings and FSB, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

     2.16.  REAL PROPERTIES.  First Savings has Previously Disclosed to
            ---------------
BancShares a listing as of February 28, 1997, of all real property owned by First Savings or FSB (including FSB's banking facilities and all other real estate or foreclosed properties, including improvements, thereon owned by FSB) (the "Real Property"). With respect to all Real Property, First Savings or FSB has good and marketable fee simple title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (I) the lien of current taxes not yet due and payable, and (II) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby.

          Neither First Savings nor FSB is a party (whether as lessee or lessor) to any lease or rental agreement with respect to any real property.

          To the Best Knowledge of management of First Savings and FSB, the Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

          To the Best Knowledge of management of First Savings and FSB, all improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which in any material respect interferes with FSB's use (or will interfere with FCB's use after the Merger) or affects the economic value thereof.

     2.17.  LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.
            --------------------------------------------

          (A) All loans, accounts, notes and other receivables reflected as assets on First Savings' and FSB's books and records (I) have resulted from bona fide business transactions in the ordinary course of FSB's operations, (II) in all material respects were made in accordance with FSB's past practices, and
(III) are owned by FSB free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

          (B) All records of FSB regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which FSB's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in FSB's records of such loan.

          (C) To the Best Knowledge of management of First Savings and FSB, each loan reflected as an asset on First Savings' and FSB's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

          (D) First Savings has Previously Disclosed to BancShares (I) a written listing of each loan, extension of credit or other asset of FSB which, as of February 28, 1997, was classified by the FDIC, the Administrator or by FSB as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which FSB otherwise has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (II) a written listing of each loan or extension of credit of FSB which, as of February 28, 1997, was past due more than 60 days as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, was the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit.

          (E) FSB's reserve for possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP and, in the best judgment of management of First Savings and FSB, is reasonable in view of the size and character of FSB's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in FSB's loan portfolios and other real estate owned.

     2.18.  SECURITIES PORTFOLIO AND INVESTMENTS.  First Savings has Previously
            ------------------------------------
Disclosed to BancShares a listing of all securities owned, of record or beneficially, by it or FSB as of December 31, 1996. All securities owned, of record or beneficially, by First Savings and FSB are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges in the ordinary course of FSB's business to secure public funds deposits), which would materially impair the ability of First Savings or FSB to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which First Savings or FSB is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which FSB has "purchased" securities under agreement to resell, FSB has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to FSB which is secured by such collateral.

          Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since December 31, 1996, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of First Savings' or FSB's securities portfolio as a whole.

     2.19.  PERSONAL PROPERTY AND OTHER ASSETS.  All banking equipment, data
            ----------------------------------
processing equipment, vehicles, and other personal property used by First Savings or FSB in and material to the operation of their businesses are owned by First Savings or FSB free and clear of all liens, encumbrances, leases, title defects or exceptions to title. To the Best Knowledge of management of First Savings and FSB, all of First Savings' or FSB's personal property material to its business is in good operating condition and repair, ordinary wear and tear excepted.

     2.20.  PATENTS AND TRADEMARKS.  To the Best Knowledge of management of
            ----------------------
First Savings and FSB, First Savings and FSB each owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted. Neither First Savings nor FSB has violated, and currently is not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

     2.21.  ENVIRONMENTAL MATTERS.
            ---------------------

          (A)  As used in this Agreement:

               (I)       "Hazardous Substances" means any substance:

                 (A) listed as a hazardous substance by the Environmental Protection Agency under the Comprehensive Environmental Response, Compensation and Liability Act (42 USC (S)9601(14)) and the regulations promulgated thereunder at 40 CFR Part 302, and any amendments thereto;

                 (B) any crude oil or fraction thereof which is not otherwise specifically listed or designated as a hazardous substance under 42 USC
(S)9601(14); and,

               (C) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) which is not otherwise specifically listed or designated as a hazardous substance under 42 USC (S)9601(14); and,

          (II) "Environmental Laws" means the following and any implementing regulations promulgated thereunder by any federal, state or local agency and any subsequent statutes and regulations affecting the subject areas regulated by the following :

               (A) The Resource Conservation Recovery Act (42 USC (S)(S)6901-6992k), as amended;

               (B) The North Carolina Solid Waste Management Act (N.C. Gen. Stat. (S) 130A-290-310.22) as amended;

               (C)  The Clean Air Act (42 USC (S)(S) 7401-7642), as amended;

               (D)  The Clean Water Act (33 USC (S)(S) 1251-1387), as amended;

               (E) The North Carolina Water and Air Resources Act (N.C. Gen. Stat. (S)(S) 143-211-215.74A), as amended;

               (F) The Toxic Substances Control Act (15 USC (S)(S) 2601-2671), as amended;

               (G) The Safe Drinking Water Act (42 USC (S)(S) 300j-300-26), as amended;

               (H)  The Refuse Act (33 USC (S) 407), as amended;

               (I) The North Carolina Sedimentation Pollution Control Act (N.C. Gen. Stat. (S)(S) 113A-50-66), as amended;

               (J) The North Carolina Sanitary Sewage Systems Act (N.C. Gen. Stat. (S)(S) 130A-333-343), as amended;

               (K) The North Carolina Coastal Area Management Act (N.C. Gen. Stat. (S)(S) 113A-100-134.3), as amended;

               (L) The North Carolina Mountain Ridge Protection Act (N.C. Gen. Stat. (S)(S) 113A-205-214), as amended;

               (M) The North Carolina Dam Safety Law (N.C. Gen. Stat. (S)(S) 143-215.23-215-37), as amended;

               (N) The Insecticide, Fungicide and Rodenticide Act (7 USC (S)(S) 136-136y), as amended;

               (O) The North Carolina Hazardous Chemicals Right to Know Act (N.C. Gen. Stat. (S)(S) 95-173 through 218), as amended;

               (P)  The Occupational Safety & Health Act (29 USC (S)(S) 651-
673), as amended;

               (Q) The Comprehensive Environmental Response, Compensation and Liability Act (42 USC (S)(S) 9601-9675), as amended;

               (R) The Emergency Planning & Community Right-to-Know Act of 1986 (42 USC (S)(S) 11001, et seq.), as amended;

               (S)  The North Carolina Radiation Protection Act (N.C. Gen. Stat.
(S)(S) 140E-1-24), as amended;

               (T) The North Carolina Oil Pollution and Hazardous Substances Control Act (N.C. Gen. Stat. (S)(S) 143-215.75-94JJ), as amended;

               (U) The North Carolina Inactive Hazardous Sites Act (N.C. Gen. Stat. (S)(S) 130A-310-310.12), as amended;

               (V) The North Carolina Mining Act (N.C. Gen. Stat. (S)(S) 74-49 through 88), as amended;

               (W) The Hazardous Materials Transportation Act (49 USC (S)(S) 1801-1819), as amended; and,

               (X) The Oil Pollution Act of 1990 (33 USC (S)(S) 2701-2761), as amended.


          (B) First Savings has Previously Disclosed to BancShares copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental surveys or assessments of the Real Property, and any improvements thereon, or pertaining to any violation of Environmental Laws on, affecting or otherwise involving the Real Property or otherwise involving First Savings or FSB.

          (C) There has been no treatment, storage, disposal, emission, discharge, release, threatened release, removal, clean-up or remediation of any "Hazardous Substances" (as defined below) by any person prior to the date hereof on, from or relating to the Real Property which constitutes a violation of any Environmental Laws.

          (D) Neither First Savings nor FSB has violated any Environmental Laws, and there has been no violation of any Environmental Laws by any other person or entity for whose liability or obligation with respect to any particular matter or violation First Savings or FSB is or may be responsible or liable.

          (E) Neither First Savings nor FSB is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Real Property or by any person or entity.

          (E) No facts, events or conditions relating to the Real Property or the operations of First Savings or FSB at any of their office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

          (F) To the Best Knowledge of management of First Savings and FSB (it being understood by BancShares that, for purposes of this representation, management of First Savings and FSB has not undertaken a review of each of FSB's loan files), (I) there has been no violation of any Environmental Laws with respect to or relating to any Loan Collateral by any person or entity for whose liability or obligation with respect to any particular matter or violation First Savings or FSB is or may be responsible or liable, (II) neither First Savings nor FSB is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any Loan Collateral, by any person or entity, and (III) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

     2.22.  ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. With the exception of
            -------------------------------------------
First Savings arrangement with Trident Financial Corporation which has been Previously Disclosed to BancShares, (I) all negotiations relative to this Agreement and the transactions described herein have been carried on by First Savings directly (or through its special legal counsel) with BancShares; (II) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, First Savings or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein; and, (III) First Savings has not agreed to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

     2.23.  MATERIAL CONTRACTS.  Other than a benefit plan or employment
            ------------------
agreement Previously Disclosed to BancShares pursuant to Paragraph 2.25 below, neither First Savings nor FSB is a party to or bound by any agreement (I) involving money or other property in an amount or with a value in excess of $5,000, (II) which is not to be performed in full prior to December 31, 1997,
(III) which calls for the provision of goods or services to First Savings FSB and cannot be terminated without material penalty upon written notice to the other party thereto, (IV) which is material to First Savings or FSB and was not entered into in the ordinary course of business, (V) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps,
(VI) which commits First Savings or FSB to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of FSB's business), (VII) which involves the sale of any assets of First Savings or FSB which are used in and material to the operation of their businesses, (VIII) which involves any purchase of real property, or which involves the purchase of any other assets in the amount of $5,000 in the case of any single transaction or $25,000 in the case of all such transactions, or (IX) which involves the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of First Savings or FSB, or (X) with any director, officer or principal shareholder of First Savings or FSB (including without limitation any consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of FSB's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

          Neither First Savings nor FSB is in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of First Savings or FSB.

     2.24.  EMPLOYMENT MATTERS; EMPLOYEE RELATIONS.   First Savings has
            --------------------------------------
Previously Disclosed to BancShares a listing of the names, years of credited service and current base salary or wage rates of all employees of First Savings or FSB as of February 28, 1997. First Savings and FSB each (I) has in all material respects paid in full to or accrued on behalf of all its respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services rendered, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or First Savings' or FSB's existing agreements, benefit plans, policies or practices, and (II) is in compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has, to the Best Knowledge of management of First Savings or FSB, asserted that First Savings or FSB is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

          There is no action, suit or proceeding by any person pending or, to the Best Knowledge of management of First Savings or FSB, threatened, against First Savings or FSB (or any of their respective employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

          Neither First Savings nor FSB is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving First Savings or FSB and any of its employees, or any pending or threatened proceeding in which it is asserted that First Savings or FSB has committed an unfair labor practice; and, to the Best Knowledge of management of First Savings and FSB, there is no activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     2.25.  EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS.
            ---------------------------------------------

            (A) First Savings has Previously Disclosed to BancShares a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by First Savings or FSB for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, previously have been supplied to BancShares. Except as Previously Disclosed, neither First Savings nor FSB maintains, sponsors, contributes to or otherwise participates in any "Employee Benefit Plan" within the meaning of (S) 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multiemployer Plan" within the meaning of (S) 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of (S) 3(40) of ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of (S) 3(2) of ERISA and which is intended to be qualified under (S) 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received or applied for a favorable determination letter from the IRS and neither First Savings nor FSB is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by First Savings or FSB) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

            (B) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of First Savings or FSB, to the extent subject to ERISA, currently are, and at all times have been, in compliance with all material provisions and requirements of ERISA. There is no pending or threatened litigation relating to any Plan or any such Plan previously maintained by First Savings or FSB. Neither First Savings nor FSB has engaged in a transaction with respect to any Plan that could subject First Savings or FSB to a tax or penalty imposed by either (S) 4975 of the Code or (S) 502(i) of ERISA.

          (C) First Savings has delivered to BancShares a true, correct and complete copy (including copies of all amendments thereto) of each retirement plan maintained by it or FSB which is intended to be a plan qualified under
Section 401(a) of the Code (collectively, the "Retirement Plans"), together with true, correct and complete copies of the summary plan descriptions relating to the Retirement Plans, the most recent determination letters received from the IRS regarding the Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the Retirement Plans.

               The Retirement Plans are qualified under the provisions of (S) 401(a) of the Code, the trusts under the Retirement Plans are exempt trusts under (S) 501(a) of the Code, and determination letters have been issued or applied for with respect to the Retirement Plans to said effect, including determination letters covering the current terms and provisions of the Retirement Plans. There are no issues relating to said qualification or exemption of the Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. The Retirement Plans and the administration thereof meet (and have met since the establishment of the Retirement Plans) in all material respects all of the applicable requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Retirement Plans and do not violate (and since the establishment of the Retirement Plans have not violated) in any material respect any of the applicable provisions of ERISA, the Code and such other laws, rules and regulations. Without limiting the generality of the foregoing, all reports and returns with respect to the Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no issues or disputes with respect to the Retirement Plans or the administration thereof currently existing between First Savings, FSB, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of First Savings or FSB or beneficiary of any such employee or any other person or entity. No "reportable event" within the meaning of (S) 4043(b) of ERISA has occurred at any time with respect to the Retirement Plans.

          (D) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by First Savings or FSB with respect to the Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by First Savings or FSB. Neither First Savings nor FSB presently contributes to a "Multiemployer Plan" or has contributed to such a plan within the five calendar years since December 31, 1992. All contributions required to be made pursuant to the terms of each of the Plans (including without limitation the Retirement Plans and any other "pension plan" (as defined in (S) 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a) of the Code) maintained by First Savings or FSB) have been timely made. Neither the Retirement Plans nor any other "pension plan" maintained by First Savings or FSB have an "accumulated funding deficiency" (whether or not waived) within the meaning of (S) 412 of the Code or (S) 302 of ERISA. Neither First Savings nor FSB has provided, and is not required to provide, security to any "pension plan" or to any "Single Employer Plan" pursuant to (S) 401(a)(29) of the Code. Except as described below, under the Retirement Plans and any other "pension plan" maintained by First Savings or FSB as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of (S) 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

          (E) Except as provided in the terms of the Plans themselves, there are no restrictions on the rights of First Savings or FSB to amend or terminate any Plan without incurring any liability thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (except as otherwise specifically provided herein) (I) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (II) increase any benefits otherwise payable under any plan or agreement, or (III) result in any acceleration of the time of payment or vesting of any such benefit.

          (F) FSB has initiated the process of terminating its defined benefit pension plan (the "FSB Pension Plan") effective as of April 15, 1997. There will be no further benefit accruals under the FSB Pension Plan after that date. FSB has received from the actuaries of the FSB Pension Plan, W. E. Stanley, Inc. ("Stanley"), a written valuation of the assets of the FSB Pension Plan as of March 20, 1997, which reflects that the actuarially determined present value of all "benefit liabilities," within the meaning of (S) 4001(a)(16) of ERISA (and as determined on the basis of the actuarial assumptions contained in that valuation) of the FSB Pension Plan exceeded the then current value of the assets of the Plan by an aggregate of $81,000.

     2.26.  INSURANCE.  First Savings has Previously Disclosed to BancShares a
            ---------
listing of each blanket bond, liability insurance, life insurance or other insurance policy in effect on February 28, 1997, and in which it or FSB was an insured party or beneficiary (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of First Savings or FSB or as is required by applicable law or regulation; and, in the reasonable opinion of management of First Savings and FSB, the insurance coverage provided under the Policies is reasonable and adequate in all respects for First Savings and the Subsidiaries. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and, First Savings and FSB each has complied in all material respects with requirements (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Neither First Savings nor FSB is in default under the provisions of, has received notice of cancellation or nonrenewal of or any premium increase on, or has failed to pay any premium on, any Policy, and, to the Best Knowledge of management of First Savings and FSB, there has not been any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy, and, to the Best Knowledge of management of First Savings and FSB, there currently are no conditions, and there has occurred no event, that is reasonably likely to form the basis for any such claim.

     2.27.  INSURANCE OF DEPOSITS.  All deposits of FSB are insured by the
            ---------------------
Savings Association Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from FSB to the FDIC have been paid in full in a timely fashion, and, to the Best Knowledge of management of First Savings' and FSB's, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

     2.28.  OBSTACLES TO REGULATORY APPROVAL OR TAX TREATMENT.  To the Best
            -------------------------------------------------
Knowledge of management of First Savings and FSB, there exists no fact or condition (including FSB's record of compliance with the Community Reinvestment
Act) relating to First Savings or FSB that may reasonably be expected to prevent or materially impede or delay BancShares or First Savings from obtaining the regulatory approvals required in order to consummate transactions described herein; and, if any such fact or condition becomes known to First Savings or FSB, First Savings shall promptly (and in any event within three days after obtaining such Knowledge) give notice of such fact or condition to BancShares in the manner provided herein.

     2.29.  DISCLOSURE.  To the Best Knowledge of management of First Savings
            ----------
and FSB, no written statement, certificate, schedule, list or other written information furnished by or on behalf of First Savings or FSB at any time to BancShares in connection with this Agreement and the transactions described herein, when considered as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered by First Savings or FSB to BancShares in connection with this Agreement and the transactions described herein which is a copy or duplicate of the original document is a true, accurate and complete copy of such document, unmodified except by another document delivered thereby.

           ARTICLE III. REPRESENTATIONS AND WARRANTIES OF BANCSHARES

     Except as otherwise specifically described herein or as Previously Disclosed by BancShares to First Savings, BancShares hereby makes the following representations and warranties to First Savings.

     3.01.  ORGANIZATION; STANDING; POWER.  BancShares (I) is duly organized and
            -----------------------------
incorporated, validly existing and in good standing (as a business corporation) under the laws of Delaware, (II) has all requisite power and authority (corporate and other) to own its respective properties and conduct its business as now being conducted, and (III) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on BancShares and its subsidiaries considered as one enterprise.

     3.02.  AUTHORIZATION AND VALIDITY OF AGREEMENT.  This Agreement has been
            ---------------------------------------
duly and validly approved by the Executive Committee of BancShares' Board of Directors. Subject only to ratification and approval of this Agreement by BancShares' Board of Directors (as contemplated by Paragraph 5.01 below) and required approvals of Regulatory Authorities (as contemplated by Paragraph 6.02 below), (I) BancShares has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (II) all corporate proceedings required to be taken to authorize BancShares to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (III) this Agreement constitutes the valid and binding agreement of BancShares enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     3.03.  VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS.
            -----------------------------------------------------------------
Except where the same would not have a material adverse effect on BancShares and its subsidiaries considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by BancShares with any of its obligations or agreements contained herein, will: (I) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, BancShares' Certificate of Incorporation or Bylaws, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which BancShares is bound or by which it, its business, capital stock or any of its respective properties or assets may be affected; (II) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of BancShares' properties or assets; (III) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have a material adverse affect on BancShares or its ability to consummate the transactions described herein; or (IV) result in the acceleration of any material obligation or indebtedness of BancShares; or, (V) interfere with or otherwise adversely affect BancShares' ability to carry on its business as presently conducted.

          No consents, approvals or waivers are required to be obtained from any person or entity in connection with BancShares' execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Regulatory Authorities described in Paragraph 7.01.a below.

     3.04.  OBSTACLES TO REGULATORY APPROVAL.  To the Best Knowledge of the
            --------------------------------
executive officers of BancShares, no fact or condition (including FCB's record of compliance with the Community Reinvestment Act) relating to BancShares or FCB exists that may reasonably be expected to prevent or materially impede or delay BancShares or First Savings from obtaining the regulatory approvals required in order to consummate transactions described herein; and, if any such fact or condition becomes known to the executive officers of BancShares, BancShares promptly (and in any event within three days after obtaining such Knowledge) shall communicate such fact or condition to the President of First Savings.

     3.05.  DISCLOSURE.  To the Best Knowledge of the executive officers of
            ----------
BancShares, no written statement, certificate, schedule, list or written information furnished by or on behalf of BancShares at any time to First Savings in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by BancShares to First Savings is or will be a true and complete copy of such document, unmodified except by another document delivered by BancShares.

     3.06.  LITIGATION AND COMPLIANCE WITH LAW.  There are no actions, suits,
            ----------------------------------
arbitrations, controversies or other proceedings or investigations (or, to the Best Knowledge and belief of the executive officers of BancShares, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the Best Knowledge of the executive officers of BancShares, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting BancShares or its subsidiaries or any of their properties, assets or employees which, if determined adversely, could have a material adverse effect on the ability of BancShares to consummate the Merger.

     3.07.  NO SHAREHOLDER APPROVAL.  In as much as (I) this Agreement does not
            -----------------------
amend in any respect BancShares' Certificate of Incorporation, (II) each share of BancShares' Class A and Class B common stock outstanding immediately prior to the Effective Time will be an identical outstanding share of BancShares after the Effective Time, and (III) no shares of common stock of BancShares, and no shares, securities or obligations convertible into shares of such common stock, are to be issued or delivered under this Agreement, then, no approval of BancShares' shareholders is required under the Delaware General Corporation Law in order to consummate the Merger.

                    ARTICLE IV.  COVENANTS OF FIRST SAVINGS

     4.01.  AFFIRMATIVE COVENANTS OF FIRST SAVINGS.  First Savings hereby
            --------------------------------------
covenants and agrees as follows with BancShares:

            A.   CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME.  While the parties
                 -------------------------------------------
recognize that the operation of First Savings and FSB until the Effective Time is the responsibility of their respective Boards of Directors and officers, First Savings agrees that, between the date of this Agreement and the Effective Time, and except as otherwise provided herein, First Savings and FSB each will carry on its business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, First Savings agrees that it will, and it will cause FSB to:

               (I) make all reasonable efforts in good faith to preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

              (II) maintain all of its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

             (III) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

              (IV) comply in all material respects with all laws, rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;

               (V) not change its existing loan underwriting guidelines, policies or procedures in any material respect except as may be required by law;

              (VI) continue to maintain in force insurance such as is described in Paragraph 2.26 above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

             (VII) promptly provide to BancShares such information about its and its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as BancShares reasonably shall request.

          B.   PERIODIC FINANCIAL AND OTHER INFORMATION.  Following the date of
               ----------------------------------------
this Agreement and until the Effective Time, First Savings promptly will deliver to BancShares:

               (I) an income statement and a statement of condition for FSB within 20 days after each month end;

              (II) a copy of all annual or interim financial statements prepared by or for First Savings or FSB;

             (III) a copy of each report, registration, statement or other regulatory filing made by First Savings or FSB with any Regulatory Authority within ten days following the filing thereof;

              (IV) information regarding each new extension of credit by FSB in excess of $50,000 (excluding single-family residential mortgage loans originated in accordance with its past practices) within ten days after FSB's issuance of a commitment on such loan;

               (V) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan, all within ten days after each fiscal quarter end; and,

              (VI) the following information with respect to FSB's loans and other extensions of credit (such assets herein referred to as "Loans") as of the end of each calendar month in form and substance as is usual and customary in the conduct of FSB's business and to be furnished within ten days of the end of the preceding month:

                    (A) a list of Loans past due for 60 days or more as to principal or interest;

                    (B)  a list of Loans in nonaccrual status;

                    (C) a list of all Loans over $50,000 without principal reduction for a period of longer than one year;

                    (D) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

                    (E) a list of each reworked or restructured Loan over $50,000 and still outstanding, including original terms, restructured terms and status; and

                    (F) a list of any actual or threatened litigation by or against FSB pertaining to any Loan or credit, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

               C.   NOTICE OF CERTAIN CHANGES OR EVENTS.  Following the
                    -----------------------------------
execution of this Agreement and up to the Effective Time, First Savings promptly will notify BancShares in writing of and provide to it such information as it shall request regarding (I) any material adverse change in its consolidated financial condition, consolidated results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of (II) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of First Savings herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or may or could cause, create or result in the breach or violation in any material respect of any of First Savings' covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.03 below.

               D.   ACCRUALS FOR LOAN LOSS RESERVE AND EXPENSES.  First
                    -------------------------------------------
Savings will cooperate with BancShares and will make, or cause FSB to make, such appropriate accounting entries in its books and records and take such other actions as BancShares shall, in its sole discretion, deem to be necessary or desirable in anticipation of the Merger, including without limitation additional provisions to FSB's Loan Loss Reserve or accruals or the creation of reserves for employee benefit and Merger-related expenses; provided, however, that notwithstanding anything contained herein to the contrary, and except as otherwise agreed to by First Savings and BancShares, First Savings shall not be required to make any such accounting entries until immediately prior to the Closing.

               E.   CONSENTS TO ASSIGNMENT OF LEASES.  First Savings will use
                    --------------------------------
its best efforts to obtain all required consents of its lessors to the assignment to BancShares of First Savings' rights and obligations under any personal property leases, each of which consents shall be in such form as shall be specified by BancShares.

               F.   ACCESS.  First Savings agrees that, following the date of
                    ------
this Agreement and to and including the Effective Time, it will provide, and will cause FSB to provide, BancShares and its employees, accountants, legal counsel, environmental consultants or other representatives, access to all its and FSB's books, records, files and other information (whether maintained electronically or otherwise), to all its and FSB's properties and facilities, and to all its and FSB's employees, accountants, legal counsel and consultants as BancShares shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by or on behalf of BancShares shall be performed in such a manner as will not interfere unreasonably with First Savings' or FSB's normal operations or with their relationship with their customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

Notwithstanding anything contained herein to the contrary, text relating to discussions with First Savings' financial advisors or legal counsel, or among directors, regarding (I) business plans and strategy with respect to proposals to acquire First Savings, (II) the terms of tentative proposals from other financial institutions, including BancShares, to acquire First Savings, (III) negotiations with BancShares regarding the transactions described herein, may, at First Savings' option and discretion, be excised from copies of minutes of proceedings of First Savings' Board of Directors to which BancShares' is given access pursuant to this Paragraph 4.01.f. However, all such excised materials will be made available to BancShares immediately prior to the Closing.

          G.   DEPOSIT LIABILITIES.  Following the date of this Agreement, First
               -------------------
Savings will make, and will cause FSB to make, pricing decisions with respect to its deposit accounts in a manner consistent with its past practices based on competition and prevailing market rates in Reidsville, North Carolina.

          H.   FURTHER ACTION; INSTRUMENTS OF TRANSFER.  First Savings covenants
               ---------------------------------------
and agrees with BancShares that it (I) will use its best efforts in good faith to take or cause to be taken all action required of it or FSB hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (II) shall perform all acts and execute and deliver to BancShares all documents or instruments required herein or as otherwise shall be reasonably necessary, or useful to or requested by BancShares, in consummating such transactions, and, (III) will cooperate with BancShares in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

          I.   CANCELLATION OF BISYS AGREEMENT.  First Savings will take, or
               -------------------------------
will cause FSB to take, such steps (including the sending of 180-day prior written notice of termination) as are necessary to cause FSB's current contract for data processing with BISYS, Inc., to terminate pursuant to its terms at the conclusion of its current term on March 14, 1998, and to prevent that contract from being renewed or continuing in effect for any additional term or period of time.

     4.02.  NEGATIVE COVENANTS OF FIRST SAVINGS.  First Savings hereby covenants
            -----------------------------------
and agrees that, between the date hereof and the Effective Time, neither First Savings nor FSB will do any of the following things or take any of the following actions without the prior written consent and authorization of BancShares' Vice Chairman or Chief Financial Officer.

          A.   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.  Neither First
               -------------------------------------------------
Savings nor FSB will amend its Articles or Articles of Incorporation or Bylaws.

          B.   CHANGE IN CAPITAL STOCK.  Neither First Savings nor FSB will (I)
               -----------------------
make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (II) with the exception of shares sold between the date of this Agreement and the Effective Time upon the exercise of options granted prior to the date of this Agreement pursuant to the terms of First Savings' stock option plan approved by its shareholders, issue (including any issuance of shares pursuant to a stock dividend), sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

          C.   OPTIONS, WARRANTS AND RIGHTS.  Neither First Savings nor FSB will
               ----------------------------
grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

          D.   DIVIDENDS.  Neither First Savings nor FSB will declare or pay any
               ---------
dividends on its outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders except for the Permitted Dividends as described in Paragraph 1.05.a above and except for dividends paid by FSB to First Savings in such amounts as shall be necessary to fund the Permitted Dividends.

          E.   EMPLOYMENT, BENEFIT OR RETIREMENT AGREEMENTS OR PLANS.  Except as
               -----------------------------------------------------
required by law, neither First Savings nor FSB will (I) enter into or become bound by any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by First Savings or FSB without cost or other liability on no more than 30 days' notice; (II) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (III) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

          F.   INCREASE IN COMPENSATION.  With the exception of reasonable and
               ------------------------
customary increases in annual salary based on merit and effected at such times and in such manner and amounts as shall be consistent with their past compensation policies and practices, neither First Savings nor FSB will increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants.

          G.   ACCOUNTING PRACTICES.  Neither First Savings nor FSB will make
               --------------------
any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

          H.   ACQUISITIONS; ADDITIONAL BRANCH OFFICES.  Neither First Savings
               ---------------------------------------
nor FSB will directly or indirectly (I) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (II) open any new branch office, or (III) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

          I.   CHANGES IN BUSINESS PRACTICES.  Except as may be required by the
               -----------------------------
FRB, the FDIC, the Administrator or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, neither First Savings nor FSB will (I) change in any material respect the nature of its business or the manner in which it conducts its business, (II) discontinue any material portion or line of its business, or (III) change in any material respect its lending, investment, asset-liability management or other material banking or business policies.

          J.   EXCLUSIVE MERGER AGREEMENT.  Unless, due to a material change in
               --------------------------
circumstances after the date hereof, First Savings' Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that any such action or inaction would violate the directors' duties or obligations as such to First Savings or to its shareholders, neither First Savings nor FSB will, directly or indirectly, through any person (I) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than BancShares) relating to a merger or other acquisition of First Savings or the purchase or acquisition of any First Savings Stock or FSB Stock, any branch office of FSB or all or any significant part of First Savings' or FSB's assets; or provide assistance to any person in connection with any such offer; (II) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning First Savings or FSB or their respective business, or afford to any other person or entity access to its properties, facilities, books or records; (III) sell or transfer any branch office of FSB or all or any significant part of First Savings' or FSB's assets to any other person or entity; or (IV) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

          K.   ACQUISITION OR DISPOSITION OF ASSETS.  Neither First Savings nor
               ------------------------------------
FSB will:

                    (I) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $5,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

                    (II) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property in any amount; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $5,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

                    (III) Enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates First Savings or FSB for a period longer than twelve months;

                    (IV) Except in the ordinary course of its business consistent with its past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

                    (V) Sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of First Savings or FSB or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

          L.   DEBT; LIABILITIES.  Except in the ordinary course of its business
               -----------------
consistent with its past practices, neither First Savings nor FSB will (I) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (II) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (III) incur any other liability or obligation (absolute or contingent).

          M.   LIENS; ENCUMBRANCES.  Neither First Savings nor FSB will
               -------------------
mortgage, pledge or subject any of its assets to, or permit any of its assets to become or, except for those liens or encumbrances Previously Disclosed to BancShares, remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing public funds deposits or repurchase agreements).

          N.   WAIVER OF RIGHTS.  Neither First Savings nor FSB will waive,
               ----------------
release or compromise any material rights in its favor except in the ordinary course of business and in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

          O.   OTHER CONTRACTS.  Neither First Savings nor FSB will enter into
               ---------------
or become bound by any contracts, agreements, commitments or understandings (other than those permitted elsewhere in this Paragraph 4.02) (I) for or with respect to any charitable contributions; (II) with any governmental or regulatory agency or authority; (III) pursuant to which First Savings or FSB would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (IV) which is entered into other than in the ordinary course of its business; or (V) which, in the case of any one contract, agreement, commitment or understanding, and whether or not in the ordinary course of its business, would obligate or commit First Savings or FSB to make expenditures over any period of time of more than $5,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of FSB's lending operations).

          P.   DEPOSIT LIABILITIES.  Neither First Savings nor FSB will make any
               -------------------
material change in their current deposit policies and procedures and shall not take any actions designed to materially decrease the aggregate level of deposits as of the date of this Agreement.

          Q.   FORECLOSURES.  In connection with any foreclosure of a mortgage
               ------------
or deed of trust securing a loan of FSB, First Savings will not bid for or purchase, and it will take such action as shall be necessary to prevent FSB from bidding for or purchasing, any real property which is covered by that mortgage or deed of trust or which is the subject of that foreclosure.

                      ARTICLE V.  COVENANTS OF BANCSHARES

     BancShares hereby covenants and agrees as follows with First Savings:

     5.01.  RATIFICATION OF AGREEMENT BY BOARD OF DIRECTORS.  Management of
            -----------------------------------------------
BancShares will submit this Agreement to its Board of Directors for ratification and approval at its next regularly scheduled meeting following the date hereof.

     5.02.  EMPLOYEES; SEVERANCE PAYMENTS; EMPLOYEE BENEFITS.
            ------------------------------------------------

            A. EMPLOYMENT AGREEMENTS.  At the Effective Time, and upon
               ---------------------
termination of and in substitution for their current employment agreements with FSB, BancShares will enter into, or will cause FCB to enter into, employment/consulting agreements with each of David S. Kemp and Cynthia F. Teague, in each case in substantially the form attached as Schedule A to this Agreement (the "Employment Agreements"). Mr. Kemp's Employment Agreement will provide for an initial term of employment of three years, with an option exercisable by Mr. Kemp to extend the term for an additional period of three years, and total annual compensation (including salary, bonuses and any other cash compensation) of $120,000 per year during the initial term and $60,000 during the extended term, if any. Ms. Teague's Employment Agreement will provide for an initial term of employment of three years, with an option exercisable by Ms. Teague to extend the term for an additional period of two years, and total annual compensation (including salary, bonuses and any other cash compensation) of $60,000 per year during the initial term and $25,000 during the extended term, if any.

            B. EMPLOYMENT OF OTHER EMPLOYEES.  In the case of employees of FSB
               -----------------------------
other than David S. Kemp and Cynthia F. Teague, and provided they remain employed by FSB at the Effective Time, BancShares will attempt in good faith, but shall have no obligation, to locate suitable positions with FCB for which employment may be offered to all other employees of FSB. Any employment so offered to an employee of FSB shall be in such a position, at such location within FCB's state-wide branch system, and for such rate of compensation, as BancShares or FCB shall determine in its sole discretion. Each such person's employment shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate BancShares or FCB to employ any such person for any specific period of time or in any specific position or to restrict BancShares' or FCB's right to terminate the employment of any such person at any time and for any reason satisfactory to it.

            C. SPECIAL TERMINATION AGREEMENTS.  Provided they remain employed
               ------------------------------
by FSB at the Effective Time, BancShares will assume, or will cause FCB to assume, FSB's obligations under the Special Termination Agreements dated September 22, 1995, between FSB and Alecia S. Jones and Yvonne O. Boaz, respectively.

          D.   SEVERANCE PLAN.  In the case of employees of FSB other than
               --------------
David S. Kemp, Cynthia F. Teague, Alecia S. Jones and Yvonne O. Boaz, and provided they remain employed by FSB at the Effective Time, BancShares agrees to assume, or cause FCB to assume, FSB's obligations under FSB's Severance Plan dated August 8, 1996. No severance compensation shall be paid to any person who does not remain an employee of FSB at the Effective Time.

          E.   EMPLOYEE BENEFITS.  Except as otherwise provided herein, any
               -----------------
employee of First Savings or FSB who becomes an employee of FCB at the Effective Time (a "New Employee") shall become entitled to receive all employee benefits and to participate in all benefit plans provided by BancShares or FCB on the same basis (including cost) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of BancShares or FCB. However, each New Employee shall be given credit for his or her full years of service with First Savings and FSB for purposes of (I) eligibility for participation and vesting in BancShares' Section 401(k) savings plan and in its defined benefit pension plan (the "Pension Plan"), and (II) except as described below, for all other purposes under all FCB benefit plans (including entitlement to vacation and sick leave); provided, however, that in no event shall any New Employee be entitled to or be given credit for past service with First Savings or FSB for purposes of the calculation or determination of benefits under the Pension Plan. Notwithstanding anything contained herein to the contrary, if BancShares or FCB shall believe in good faith that the granting of any such past service credit would not be permissable under the terms and requirements of ERISA the Code, any governmental rules, regulations and policies thereunder, or any other law or regulations applicable to the operation of any such plan or program, or otherwise would expose any such plan or program or BancShares or FCB to any penalty, then BancShares and FCB shall not be required to give any such credit for past service with FSB. For purposes of FCB's health insurance coverage, New Employees' participation will be without regard to pre-existing condition requirements under FCB's health insurance plan, provided that any such pre-existing condition at the Effective Time would have been covered under the health insurance plans of First Savings or FSB.

               Any employee of First Savings or FSB who is not offered employment by BancShares or FCB at the Effective Time shall be allowed to participate in the BancShares' health and dental insurance plan through the exercise of his or her COBRA rights.

               Any employee of First Savings or FSB who is retired under the terms of the FSB Pension Plan and who currently obtains health insurance benefits pursuant to FSB's retiree medical insurance plan shall be eligible to participate in and purchase health insurance under FCB's retiree medical insurance plan. Each such person's participation in FCB's retiree medical insurance plan shall be on the same basis (including cost) and subject to the same conditions, restrictions and limitations, as generally are in effect and applicable to retired employees of BancShares or FCB.

               For the calendar year during which the Effective Time occurs, FCB will grant to each New Employee a number of days of sick leave and vacation leave, respectively, equal, in each case, to (I) the full number of such days to which the New Employee would be entitled for that year, based on his or her credited years of service and in accordance with FCB's standard leave policies, less (II) the number of days of sick leave and vacation used by the New Employee as an employee of First Savings or FSB during that calendar year. Each New Employee will be permitted to carry over accrued and unused sick leave and vacation leave to the extent such carryover would be consistent with and would not exceed limitations imposed by FCB's leave policies.

               FCB shall provide appropriate training and educational opportunities to all New Employees in order to provide them with a reasonable opportunity to be assimilated into FCB's operations.

          F.   OTHER AGREEMENTS.
               ----------------

            (I) To the extent permissible under applicable banking regulations, BancShares agrees that it will assume, or cause FCB to assume, FSB's obligations under that certain split-Dollar Agreement dated August 3, 1993, between FSB and David S. Kemp covering Policy Number 5 422 921 issued by Confederated Life Insurance Company in the face amount of $500,000.

          (II) BancShares agrees to permit Mr. Kemp, at his option at or following the Effective Time, to purchase the automobile currently owned by FSB and used by him at a price equal to the net value of such vehicle as carried on FSB's books at the Effective Time.

     5.03.  BOARD OF DIRECTORS.
            ------------------

            A. LOCAL ADVISORY BOARD.  Each of the members of First Savings'
               --------------------
Board of Directors at the Effective Time (other than directors who do not desire to serve as such) shall be appointed to serve as a member of the local advisory board for FCB's Reidsville banking offices. Provided that each such person so appointed continues to diligently discharge his or her duties as an advisory board member and to promote in good faith BancShares' and FCB's best interests, then his appointment shall continue for a period of five years following the Effective Time. So long as he remains an advisory board member and provided further that he is not serving as a management official (including services as an officer, director or advisory board member) of another financial institution or financial institution holding company, each person so appointed (other than David S. Kemp who shall not be entitled to fees for service as an advisory board member) shall be compensated for his service as an advisory board member at the rate of $500 per month. Following his fifth year of service, each such person's continued service as an advisory board member will be at FCB's pleasure and will be subject to FCB's normal policies and procedures regarding the appointment and service of advisory directors, and each such person who continues to serve as an advisory director will be paid fees for such service in accordance with FCB's then current schedule of advisory board fees.

            B. OTHER AGREEMENTS.  BancShares agrees to assume, or to cause FCB
               ----------------
to assume, First Savings' obligations under the provisions of (I) the Retirement Plan Agreement dated May 1, 1995, between FSB and certain of its directors, and
(II) the deferred compensation agreements dated February 1, 1982, and January 1, 1987, between FSB and certain of its directors (provided however, that, following the Effective Time, no further deferrals shall be permitted and no additional purchases of insurance shall be made pursuant to those agreements).

                      ARTICLE VI.  ADDITIONAL AGREEMENTS

     6.01. SHAREHOLDERS' MEETING; PROXY STATEMENT.
           --------------------------------------

           A.  MEETING OF SHAREHOLDERS.  First Savings agrees to cause a meeting
               -----------------------
of its shareholders (the "Shareholders Meeting") to be duly called and held as soon as practicable after the date hereof and receipt of all required approvals of the transactions described herein from Regulatory Authorities for the purpose of First Savings' shareholders voting on the approval of the Merger and the ratification and adoption of this Agreement. In connection with the call and conduct of and all other matters relating to the Shareholders Meeting (including the solicitation of proxies), First Savings will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

           B.  PREPARATION AND DISTRIBUTION OF PROXY STATEMENT.  First Savings
               -----------------------------------------------
agrees to prepare proxy materials for distribution to its shareholders in connection with the solicitation of proxies for use at the Shareholders Meeting (the "Proxy Statement"). The Proxy Statement shall, in all material respects,
(I) be in such form and contain or be accompanied by such information regarding the Shareholders Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by, and (II) otherwise be prepared, filed and distributed in accordance with the requirements (including filing requirements) of, applicable law and regulations of the Securities and Exchange Commission (the "SEC"). First Savings will mail the Proxy Statement to its shareholders not less than 20 business days prior to the scheduled date of the Shareholders Meeting.

           C.  RECOMMENDATION OF FIRST SAVINGS' BOARD OF DIRECTORS.  Unless, due
               ---------------------------------------------------
to a material change in circumstances after the date hereof, First Savings' Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that such a recommendation would violate the directors' duties or obligations as such to First Savings or to its shareholders, First Savings covenants that its Board of Directors will recommend to and actively encourage First Savings' shareholders that they vote their shares of First Savings Stock at the Shareholders Meeting in favor of ratification and approval of this Agreement and the Merger, and the Proxy Statement will so indicate and state that First Savings' Board of Directors considers the Merger to be advisable and in the best interests of First Savings and its shareholders.

          D.   INFORMATION FOR PROXY STATEMENT.  BancShares and First Savings
               -------------------------------
each covenants with the other that none of the information provided by it for inclusion in the Proxy Statement will, at the time of its mailing to First Savings' shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement, as it may be amended or supplemented, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. BancShares agrees to promptly respond to requests by First Savings and its legal counsel for information required to be included in the Proxy Statement.

     6.02.  REGULATORY APPROVALS.  BancShares and First Savings each agrees that
            --------------------
within 60 days after the date of this Agreement, it will prepare and file, or cause to be prepared and filed, all applications required to be filed by it under applicable law and regulations for approvals by Regulatory Authorities of the Merger or other the transactions described herein, including without limitation applications for the approval of the FRB, the FDIC, the Administrator and the North Carolina Commissioner of Banks (the "Commissioner") and State Banking Commission (the "Commission"). BancShares and First Savings each agrees
(I) to use its best efforts in good faith to obtain all necessary approvals of Regulatory Authorities required for consummation of the Merger and other transactions described herein, (II) to cooperate with the other party in the preparation of all such applications, and, upon request, promptly to furnish all documents, information, financial statements or other material that may be required by the other party to complete any such application, and (III) before the filing of any such application required to be filed by it, to give the other party an opportunity to review and comment on the form and content of such application. Should the appearance of any of the officers, directors, employees or counsel of either BancShares or First Savings be requested by the other or by any Regulatory Authority at any hearing in connection with any such application, it will use its best efforts to arrange for such appearance.

     6.03.  EXPENSES.  Subject to the provisions of Paragraph 8.03 below, and
            --------
whether or not this Agreement shall be terminated or the Merger shall be consummated, BancShares and First Savings each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement, or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing and mailing costs, travel expenses, and, in the case of First Savings, all fees owed to Trident Financial Corporation, including the cost of the "Fairness Opinion" described in Paragraph 7.01.d below.

     6.04.  ANNOUNCEMENTS.  First Savings and BancShares each agrees that no
            -------------
person other than the parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the other party (which consent shall not unreasonably be denied or delayed), it will not make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein except for such disclosures as may be required incidental to obtaining the required approval of any Regulatory Authority or official to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, neither BancShares nor First Savings shall be required to obtain the prior consent of the other for any such disclosure which it, in good faith and upon the advice of its legal counsel, believes is required by law.

     6.05.  CONFIDENTIALITY.  BancShares and First Savings each agrees that it
            ---------------
shall treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the other or its subsidiaries during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party; and, that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein.

          Notwithstanding anything contained in the preceding paragraph to the contrary, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (I) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.05), (II) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (III) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or other regulatory authorities in connection with the transactions described herein, or (IV) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

          In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other party all copies of any and all documents or other written materials or information (including computer generated and stored data) of or relating to such other party which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party.

          The parties' obligations of confidentiality under this Paragraph 6.05 shall survive and remain in effect following any termination of this Agreement.

     6.06.  ENVIRONMENTAL STUDIES.  At its option, BancShares may cause to be
            ---------------------
conducted Phase I environmental assessments of the Real Property or the Loan Collateral, or any portion thereof, together with such other or additional studies, testing and intrusive sampling and analyses as BancShares shall deem necessary or desirable (collectively, the "Environmental Survey"). BancShares shall attempt in good faith to complete all such Phase I environmental assessments within ninety (90) days following the date of this Agreement and thereafter to conduct and complete any such additional studies, testing, sampling and analyses as promptly as practicable. Subject to the provisions of Paragraph 8.03 below, the costs of the Environmental Survey shall be paid by BancShares. If:

               (I) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release, threatened release or emission by any person of any Hazardous Substance on, under, from, at or relating to any of the Real Property or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property or Loan Collateral which constitutes or would constitute a violation of any Environmental Laws, and if,

               (II) based on the advice of its legal counsel or consultants, BancShares believes that First Savings or FSB, or, following the Merger, BancShares or FCB, could become responsible for the assessment, removal or remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that First Savings or FSB, or, following the Merger, BancShares or FCB, could become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, First Savings or FSB, or, following the Merger, BancShares or FCB, could incur any such liability if it acquired title to such Loan Collateral), and if,

               (III) based on the advice of its legal counsel or consultants, BancShares believes the amount of expenses or liability which any of First Savings, FSB, BancShares and FCB could incur or for which any of them could become responsible or liable on account of any and all such assessment, removal, remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $250,000 (excluding the cost of the Environmental Survey), then BancShares shall give First Savings prompt written notice thereof (together with all information in its possession relating thereto) in the manner provided herein and, at BancShares' sole option and discretion, at any time thereafter and up to the Effective Time it may terminate this Agreement without further obligation or liability to First Savings or its shareholders.

     6.07.  TRANSITION TEAM.  BancShares and First Savings mutually agree to
            ---------------
create a transition team comprised of staff and representatives of each of FSB and FCB (the "Transition Team"), the purpose of which shall be to provide detailed guidance to BancShares in fulfilling and consummating the Merger, to maintain open lines of communication between FSB and FCB, and to handle customer inquiries regarding the Merger. Members of the Transition Team shall receive no compensation for such service.

     6.08.  TREATMENT OF MRP AWARDS.  BancShares and First Savings mutually
            -----------------------
agree that, subject to receipt of any required approval of Regulatory Authorities, all awards granted prior to the date of this Agreement pursuant to First Savings' Management Recognition Plan that remain outstanding, to the extent they shall not previously have become vested, shall become vested in full at the Effective Time.

     6.09.  CANCELLATION OF STOCK OPTIONS.  First Savings agrees to use its best
            -----------------------------
efforts to obtain a written agreement in form satisfactory to BancShares from each holder of an outstanding option granted under First Savings' Stock Option Plan with respect to the cancellation, termination and release of that holder's option effective at the Effective Time.

     6.10.  TERMINATION OF FSB ESOP.  BancShares and First Savings agree that,
            -----------------------
at the Effective Time, FSB's employee stock ownership plan (the "FSB ESOP") shall be terminated and that assets contained in the FSB ESOP in excess of its liabilities at that time (and after repayment of the FSB ESOP's indebtedness owed to First Savings) may be distributed to plan participants. Following the date of this Agreement, First Savings will cause FSB to take such actions as shall be required by applicable law and the termination provisions contained in the documents evidencing the plan itself to effect such termination, and will not make, nor will it permit FSB to make, any additional contributions to the FSB ESOP or any repayments of principal or interest on the FSB ESOP's indebtedness owed to First Savings except such as shall be required by law or by the express terms of the plan itself or of such indebtedness. Notwithstanding anything contained herein to the contrary, cash dividends paid prior to the Effective Time with respect to unallocated shares of First Savings Stock held in the FSB ESOP may be used to make payments on such indebtedness but shall be applied first against payments required by the terms of such indebtedness.

     6.11.  TERMINATION OF FSB PENSION PLAN.  BancShares and First Savings agree
            -------------------------------
that, following the date of this Agreement, First Savings will continue, or shall cause FSB to continue, with the assistance of Stanley, the process of terminating the FSB Pension Plan effective April 15, 1997. First Savings agrees that, following the date of this Agreement, (i) it will cause FSB and Stanley to take such steps in connection with such termination (including the making of appropriate filings with the IRS and the Pension Benefit Guaranty Corporation) as shall be required in accordance with the standard plan termination procedures under Section 4041(a) and (b) of ERISA and to obtain from the IRS a favorable determination as to such Plan's qualified status under Sections 401 and 501 of the Code upon final termination, (ii) neither First Savings nor FSB shall make any additional contribution to the FSB Pension Plan prior to completion of such termination except as shall be required by applicable law or the express terms of the documents evidencing the Plan, (iii) no distribution of assets shall be made from the Plan prior to receipt of a final favorable determination letter from the IRS with respect to the qualified status of the Plan (other than periodic distributions for the payment of benefits in the ordinary course of operation of the Plan), and First Savings will take such action as shall be necessary to cause FSB to refrain from making any such distribution, and (iv) First Savings will take such action, or cause FSB to take such action, as shall be necessary to cause all amounts distributed from the Plan on March 20, 1997, to be repaid to the Plan as soon as is administratively possible, but in any event within 15 business days following the date of this Agreement, by or on behalf of the Plan participants who received such distributions and to cause the fact of such distribution by the Plan, the circumstances surrounding it, the corrective actions taken by FSB, and the fact that amounts distributed have been repaid to the Plan, to be reflected in the records of the Plan, all in accordance with the IRS' Administrative Policy Regarding Self Correction. Any required additional contribution by FSB (or by BancShares or FCB as successor to FSB) to the FSB Pension Plan upon completion of such termination shall be based on present values calculated using the mortality table and interest rate assumptions required by the document evidencing the Plan.

     6.12.  COOPERATION TO CONSUMMATE MERGER.  BancShare and First Savings each
            --------------------------------
agrees to cooperate in good faith with the other in connection with the matters described herein and, subject to the other terms and conditions of the Agreement, to discharge its obligations hereunder and consummate the Merger at the earliest practicable date.

     6.13.  BANK MERGER.  BancShares and First Savings mutually agree that,
            -----------
subject to consummation of the Merger and to receipt of all required approvals of Regulatory Authorities, at the Effective Time or at such time thereafter as BancShares shall determine in its sole discretion, FSB shall be merged into and with FCB pursuant to N.C. Gen. Stat. (S)53-12 (the "Bank Merger"). Prior to the Effective Time, BancShares and First Savings each agrees to cooperate with the other party, and to execute such documents and do such other things as BancShares or its legal counsel reasonably shall consider to be necessary or advisable to facilitate or effectuate the Bank Merger or otherwise in connection therewith.

                  ARTICLE VII.  CONDITIONS PRECEDENT TO MERGER

     7.01.  CONDITIONS TO ALL PARTIES' OBLIGATIONS.  Notwithstanding any other
            --------------------------------------
provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

            A.   APPROVAL BY REGULATORY AUTHORITIES; DISADVANTAGEOUS CONDITIONS.
                 --------------------------------------------------------------
(I) The Merger and other transactions described herein (including the Bank Merger) shall have been approved, to the extent required by law, by the FRB, the FDIC, the Administrator, the Commissioner and the Commission, and by all other Regulatory Authorities having jurisdiction over such transactions, (II) no Regulatory Authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or its approval thereof, which condition is reasonably deemed by BancShares to so adversely impact the economic or business benefits of this Agreement to BancShares as to render it inadvisable for it to consummate the Merger; (III) the 15-day or 30-day waiting period, as applicable, required following necessary approvals by the FRB and the FDIC for review of the transactions described herein by the United States Department of Justice shall have expired, and, in connection with such review, no objection to the Merger shall have been raised; and (IV) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

            B.   ADVERSE PROCEEDINGS, INJUNCTION, ETC.  There shall not be (I)
                 ------------------------------------
any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (II) any pending or threatened investigation of the Merger or any of such other transactions by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (III) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit First Savings or BancShares from consummating the Merger or carrying out the Merger or the Bank Merger or any of the terms or provisions of this Agreement, or (IV) any other suit, claim, action or proceeding pending or threatened against First Savings or BancShares or any of their respective officers or directors which shall reasonably be considered by First Savings or BancShares to be materially burdensome in relation to the proposed Merger or Bank Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

            C.   APPROVAL BY BOARDS OF DIRECTORS AND SHAREHOLDERS. The Boards of
                 ------------------------------------------------
Directors of First Savings and BancShares shall have duly approved, adopted and ratified this Agreement by appropriate resolutions, and the shareholders of First Savings shall have duly approved, ratified and adopted this Agreement at the Shareholders Meeting, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles or Certificate of Incorporation and ByLaws.

          D.   FAIRNESS OPINION.  First Savings shall have received from its
               ----------------
financial advisor, Trident Financial Corporation ("Trident"), a written opinion (the "Fairness Opinion"), dated as of a date within five business days prior to the mailing of the Proxy Statement in connection with the Shareholders Meeting, to the effect that the consideration to be received by First Savings' shareholders in the Merger is fair, from a financial point of view, to First Savings and its shareholders; and, Trident shall have delivered a letter to First Savings, dated as of a date within five business days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to First Savings and its shareholders.

          E.   NO TERMINATION OR ABANDONMENT.  This Agreement shall not have
               -----------------------------
been terminated or abandoned by any party hereto.

          F.   ARTICLES OF MERGER; OTHER ACTIONS.  The Articles of Merger
               ---------------------------------
described in Paragraph 1.07 above shall have been duly executed as required by law.


     7.02.  ADDITIONAL CONDITIONS TO FIRST SAVINGS' OBLIGATIONS.
            ---------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, First Savings' separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on the Closing Date:

          A.   COMPLIANCE WITH LAWS.  BancShares shall have complied in all
               --------------------
material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on BancShares' ability to consummate the Merger.

          B.   BANCSHARES' REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF
               -------------------------------------------------------------
AGREEMENTS; OFFICERS' CERTIFICATE.  Unless waived in writing by First Savings as
---------------------------------
provided in Paragraph 10.02 below, each of the representations and warranties of BancShares contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, except (I) for changes which are not, in the aggregate, material and adverse to BancShares' ability to consummate the Merger and other transactions described herein, and
(II) as otherwise contemplated by this Agreement; and BancShares shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

               First Savings shall have received a certificate dated as of the Closing Date and executed by BancShares and its Vice Chairman and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by First Savings.

          C.   LEGAL OPINION OF BANCSHARES' COUNSEL.  First Savings shall have
               ------------------------------------
received the written legal opinion of Ward and Smith, P.A., counsel for BancShares, dated as of the Closing Date and substantially in the form of Schedule B attached hereto or otherwise in form and substance reasonably satisfactory to First Savings.

          D.   OTHER DOCUMENTS AND INFORMATION FROM BANCSHARES.  BancShares
               -----------------------------------------------
shall have provided to First Savings correct and complete copies of resolutions of its Board of Directors pertaining to approval of this Agreement and the Merger and other transactions contemplated herein (certified by its Secretary), together with a certificate of the incumbency of its officers who executed this Agreement or any documents delivered to First Savings in connection with the Closing.

          E.   EMPLOYMENT AGREEMENTS.  The Employment Agreements shall have been
               ---------------------
executed by FCB and delivered to David S. Kemp and Cynthia F. Teague.

          F.  ACCEPTANCE BY FIRST SAVINGS' COUNSEL.  The form and substance of
              ------------------------------------
all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to First Savings' legal counsel.

     7.03.    ADDITIONAL CONDITIONS TO BANCSHARES' OBLIGATIONS.  Notwithstanding
              ------------------------------------------------
any other provision of this Agreement to the contrary, BancShares' obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on the Closing Date:

          A.  MATERIAL ADVERSE CHANGE.  There shall not have occurred any
              -----------------------
material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of First Savings or FSB, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result, in any such material adverse change.

          B.  COMPLIANCE WITH LAWS.  First Savings shall have complied in all
              --------------------
material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of BancShares or First Savings or on First Savings' ability to consummate the Merger.

          C.  FIRST SAVINGS' REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF
              ----------------------------------------------------------------
AGREEMENTS; OFFICERS' CERTIFICATE.  Unless waived in writing by BancShares as
---------------------------------
provided in Paragraph 10.02 below, each of the representations and warranties of First Savings contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date, except (I) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of First Savings and FSB considered as one enterprise or to First Savings' ability to consummate the Merger and other transactions described herein, and (II) as otherwise contemplated by this Agreement; and First Savings shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

              BancShares shall have received a certificate dated as of the Closing Date and executed by First Savings and its President and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by BancShares.

          D.  LEGAL OPINION OF FIRST SAVINGS' COUNSEL.  BancShares shall have
              ---------------------------------------
received the written legal opinion of Brooks, Pierce, McLendon Humphrey & Leonard, L.L.P., counsel to First Savings, dated as of the Closing Date and substantially in the form of Schedule C attached hereto or otherwise in form and substance reasonably satisfactory to BancShares.

          E.  OTHER DOCUMENTS AND INFORMATION FROM FIRST SAVINGS.  First
              --------------------------------------------------
Savings shall have provided to BancShares correct and complete copies of First Savings' Articles of Incorporation and Bylaws, and resolutions of its Board of Directors and shareholders pertaining to approval of this Agreement and the Merger and other transactions contemplated herein (all certified by First Savings' Secretary), together with a certificate as to the incumbency of First Savings' officers who executed this Agreement or any documents delivered to BancShares in connection with the Closing.

          F.  EMPLOYMENT AGREEMENTS.  The Employment Agreements shall have been
              ---------------------
executed by David S. Kemp and Cynthia F. Teague and delivered to FCB.

          G.   CANCELLATION OF FIRST SAVINGS STOCK OPTIONS.  First Savings shall
               -------------------------------------------
have obtained and delivered to BancShares a written agreement, in form and substance satisfactory to BancShares, of each holder of a then outstanding option to purchase shares of First Savings Stock to the effect that the stock option held by such holder is terminated, cancelled and released as of the Closing Date.

          H.   MERGER EXPENSE.  Expenses incurred by First Savings and FSB in
               --------------
connection with the Merger (including the entire amount of fees payable to Trident for the Fairness Opinion and its financial consulting services, and expenses incurred after the date of this Agreement for fees payable to First Savings' accountants and attorneys, but excluding any legal fees associated with defending claims of shareholders relating to the Merger) shall not exceed an aggregate of $500,000.

          I.   PENSION PLAN EXPENSES.  First Savings shall have received from
               ---------------------
Stanley (and shall have provided BancShares with a copy of) a written projection of the funding status of the FSB Pension Plan (dated within 15 days prior to the Closing, and based on then current Plan assets, Plan participants and present values calculated using the mortality table and interest rate assumptions required by the document evidencing the Plan) which reflects that estimated additional contributions that will be required to be made to the FSB Pension Plan in order for Plan assets to be sufficient to satisfy total projected liabilities upon distribution of Plan assets (following receipt of a favorable determination letter from the IRS upon termination of the Plan will not exceed $120,000. Additionally, all amounts distributed from the Plan on March 20, 1997, shall have been repaid to the Plan in the manner and within the period of time provided, and First Savings and FSB shall have taken the other actions described, in Paragraph 6.11 above.

          J.   ACCEPTANCE BY BANCSHARES' COUNSEL.  The form and substance of all
               ---------------------------------
legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to BancShares' legal counsel.

                  ARTICLE VIII.  TERMINATION; BREACH; REMEDIES

     8.01.  MUTUAL TERMINATION.  At any time prior to the Effective Time (and
            ------------------
whether before or after approval hereof by the shareholders of First Savings), this Agreement may be terminated by the mutual agreement of BancShares and First Savings. Upon any such mutual termination, all obligations of First Savings and BancShares hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.03 above.

     8.02.  UNILATERAL TERMINATION.  This Agreement may be terminated by either
            ----------------------
BancShares or First Savings (whether before or after approval hereof by First Savings' shareholders) upon written notice to the other parties in the manner provided herein and under the circumstances described below.

            A. TERMINATION BY BANCSHARES.  This Agreement may be terminated by
               -------------------------
BancShares by action of its Board of Directors or Executive Committee:

               (I) if any of the conditions to the obligations of BancShares (as set forth in Paragraph 7.01 or 7.03 above) shall not have been satisfied in all material respects or effectively waived in writing by BancShares by March 31, 1998 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of BancShares to satisfy any of its obligations, covenants or agreements contained herein);

               (II) if First Savings shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or VI herein in any material respect;

               (III) if BancShares determines at any time that any of First Savings' representations or warranties contained in Article II above or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

               (IV) if, notwithstanding BancShares' satisfaction of its obligations under Paragraphs 6.01.d above, First Savings' shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholders Meeting;

               (V) if the Merger shall not have become effective on or before March 31, 1998, or such later date as shall be mutually agreed upon in writing by BancShares and First Savings; or,

               (VI)  under the circumstances described in Paragraph 6.06 above.

               However, before BancShares may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Paragraph 8.02.a, it shall give written notice to First Savings in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by BancShares shall not become effective if, within 60 days following the giving of such notice (15 days in the case of a violation of an agreement of First Savings' contained in Paragraph 4.01.b), First Savings shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of BancShares. In the event First Savings cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of BancShares within such notice period, termination of this Agreement by BancShares thereafter shall be effective upon its giving of written notice thereof to First Savings in the manner provided herein.

          B.   TERMINATION BY FIRST SAVINGS.  This Agreement may be terminated
               ----------------------------
by First Savings:

                    (I) if any of the conditions of the obligations of First Savings (as set forth in Paragraph 7.01 or 7.02 above) shall not have been satisfied in all material respects or effectively waived in writing by First Savings by March 31, 1998 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of First Savings to satisfy any of its obligations, covenants or agreements contained herein);

                    (II) if BancShares shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or VI herein in any material respect;

                    (III) if First Savings determines that any of BancShares' representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

                    (IV) if, notwithstanding First Savings' satisfaction of its obligations contained in Paragraphs 6.01.a, 6.01.b, 6.01.c and 6.01.d above, its shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholders Meeting; or,

                    (V) if the Merger shall not have become effective on or before March 31, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

          However, before First Savings may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Paragraph 8.02.b, it shall give written notice to BancShares the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by First Savings shall not become effective if, within 60 days following the giving of such notice, BancShares shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of First Savings. In the event BancShares cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of First Savings within such notice period, termination of this Agreement by First Savings thereafter shall be effective upon its giving of written notice thereof to BancShares in the manner provided herein.

     8.03.  BREACH; REMEDIES.  Except as otherwise provided below, (I) in the
            ----------------
event of a breach by First Savings of any of its representations or warranties contained in Article II of this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then BancShares' sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02.a above or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (II) in the event of any such termination of this Agreement by BancShares due to a failure by First Savings to perform or of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then First Savings shall be obligated to reimburse BancShares for up to (but not more than) $100,000 in expenses described in Paragraph 6.03 which actually have been incurred by BancShares.

            Likewise, and except as otherwise provided below, (I) in the event of a breach by BancShares of any of its representations or warranties contained in Article III of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then First Savings' sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02.b above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (II) in the event of any such termination of this Agreement by First Savings due to a failure by BancShares to perform or of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then BancShares shall be obligated to reimburse First Savings for up to (but not more than) $100,000 in expenses described in Paragraph 6.03 which actually have been incurred by First Savings.

            Notwithstanding anything contained herein to the contrary, if either party to this Agreement breaches this Agreement by wilfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other party described in Paragraph 6.03, together with other damages recoverable at law or in equity.

                         ARTICLE IX.  INDEMNIFICATION

     9.01.  INDEMNIFICATION FOLLOWING TERMINATION OF AGREEMENT.
            --------------------------------------------------

            A. BY FIRST SAVINGS.  First Savings agrees that, in the event this
               ----------------
Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend BancShares and FCB and their respective officers, directors, and attorneys from and against any and all claims, disputes, demands, causes of action, suits or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by them:

                    (I) in connection with or which arise out of or result from or are based upon (A) First Savings' or FSB's operations or business transactions or its relationship with any of its employees, or (B) First Savings' or FSB's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                    (II) in connection with or which arise out of or result from or are based upon any fact, condition or circumstance that constitutes a breach by First Savings of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of First Savings to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                    (III) in connection with or which arise out of or result from or are based upon any information provided by First Savings which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to First Savings' shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and,

          B.   BY BANCSHARES.  BancShares agrees that, in the event this
               -------------
Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend First Savings and FSB and their respective officers, directors and attorneys from and against any and all claims, disputes, demands, causes of action, suits, proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by them:

                    (I) in connection with or which arise out of or result from or are based upon (A) BancShares' or FCB's operations or business transactions or its relationship with any of its employees, or (B) BancShares' or FCB's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                    (II) in connection with or which arise out of or result from or are based upon of any fact, condition or circumstance that constitutes a breach by BancShares of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of BancShares to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                    (III) in connection with or which arise out of or result from or are based upon any information provided by BancShares which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to First Savings' shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

     9.02.  INDEMNIFICATION FOLLOWING EFFECTIVE TIME.  After the Effective Time,
            ----------------------------------------
but without releasing any insurance carrier and after exhaustion of all applicable director and liability insurance coverage for First Savings or FSB and their respective directors and officers, BancShares shall indemnify each of the directors and officers of First Savings and FSB in office at the Effective Time, to the same extent as BancShares is obligated or permitted to indemnify its own directors and officers, against liabilities arising out of proceedings to which they are made parties as a result of their positions as directors or officers of First Savings or FSB.

     9.03.  PROCEDURE FOR CLAIMING INDEMNIFICATION.  If any matter subject to
            --------------------------------------
indemnification hereunder arises in the form of a claim (herein referred to as a "Third Party Claim") against either party to this Agreement, its respective successors and assigns, or any of its subsidiary corporations, officers, directors or attorneys (collectively, "Indemnitee"), the Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to the party obligated for indemnification hereunder (the "Indemnitor"). Within 15 days of such notice, the Indemnitor either (I) shall pay the Third Party Claim either in full or upon agreed compromise, or (II) shall notify the applicable Indemnitee that the Indemnitor disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by the Indemnitor and the cost of such defense shall be borne by it, except that the Indemnitee shall have the right to participate in such defense at its own expense and provided that the Indemnitor shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind that compromises the Indemnitee hereunder. In the case of an Indemnitee that is an officer, director or attorney of a party to this Agreement, then that party agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to the Indemnitor without charge therefor except for out-of-pocket expenses. If the Indemnitor fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. The Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnitor.

                     ARTICLE X.  MISCELLANEOUS PROVISIONS

     10.01.  SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER
             ------------------------------------------------------------------
AGREEMENTS.
----------

             A.   REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS.  None of the
                  ------------------------------------------------
representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Paragraph 6.05 above and BancShares' covenants contained in Article V, shall survive the effectiveness of the Merger.

             B.   INDEMNIFICATION.  The parties' indemnification agreements and
                  ---------------
obligations pursuant to Paragraph 9.01 above shall become effective only in the event this Agreement is terminated and shall survive any such termination, and neither of the parties shall have any obligations under Paragraph 9.01 in the event of or following consummation of the Merger.

     10.02.  WAIVER.  Any term or condition of this Agreement may be waived
             ------
(except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, nor shall any such waiver be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

     10.03. AMENDMENT.  This Agreement may be amended, modified or supplemented
            ---------
at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of First Savings, by an agreement in writing approved by a majority of the Boards of Directors of BancShares and First Savings executed in the same manner as this Agreement; provided however, that, except with the further approval of First Savings' shareholders of that change or as otherwise provided herein, following approval of this Agreement by First Savings' shareholders no change may be made in the Exchange Rate.

     10.04. NOTICES.  All notices and other communications hereunder shall be
            -------
in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to First Savings, to:               With copy to:

 First Savings Financial Corp.          Ellen P. Hamrick, Esq.
 501 South Main Street                  Brooks, Pierce, McLendon, Humphrey
 Post Office Box 1885                        & Leonard, L.L.P.
 Reidsville, North Carolina 27323       Suite 2000, 230 N. Elm Street
 Attention: David S. Kemp               Greensboro, North Carolina  27402

IF TO BANCSHARES, TO:                  With copy to:

First Citizens BancShares, Inc.         William R. Lathan, Jr., Esq.
3128 Smoketree Court                    Ward and Smith, P.A.
Raleigh, North Carolina 27604           1001 College Court
Attention:  Kenneth A. Black            New Bern, North Carolina 28560

     10.05. FURTHER ASSURANCE.  First Savings and BancShares each agree to
            -----------------
furnish to the other such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

     10.06. HEADINGS AND CAPTIONS.  Headings and captions of the sections and
            ---------------------
paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

     10.07. ENTIRE AGREEMENT.  This Agreement (including all schedules and
            ----------------
exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

     10.08. SEVERABILITY OF PROVISIONS.  The invalidity or unenforceability of
            --------------------------
any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

     10.09. ASSIGNMENT.  This Agreement may not be assigned by any party hereto
            ----------
except with the prior written consent of the other parties hereto.

     10.10. COUNTERPARTS.   Any number of counterparts of this Agreement may be
            ------------
signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

     10.11. GOVERNING LAW.  This Agreement is made in and shall be construed
            -------------
and enforced in accordance with the laws of North Carolina.

     10.12. PREVIOUSLY DISCLOSED INFORMATION.  As used in this Agreement,
            --------------------------------
"Previously Disclosed" shall mean the disclosure of information by First Savings to BancShares, or by BancShares to First Savings, in a letter delivered by the disclosing party to the other party prior to the date hereof, specifically referring to this Agreement, and arranged in paragraphs corresponding to the Sections, subsections and items of this Agreement applicable thereto. Information shall be deemed Previously Disclosed for the purpose of a given Paragraph, subparagraph or item of this Agreement only to the extent a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.

     10.13  BEST KNOWLEDGE. The terms "Best Knowledge" and "Knowledge" as used
            --------------
in this Agreement with reference to certain facts or information shall be deemed to refer to facts or information of which officers of First Savings and FSB, or officers of BancShares, as the case may be, are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.

     10.14. INSPECTION.  Any right of BancShares hereunder to investigate or
            ----------
inspect the assets, books, records, files and other information of First Savings in no way shall establish any presumption that BancShares should have conducted any investigation or that such right has been exercised by BancShares, its agents, representatives or others. Any investigations or inspections that have been made by BancShares or its agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of First Savings in this Agreement.

     IN WITNESS WHEREOF, First Savings and BancShares each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.

                                   FIRST SAVINGS FINANCIAL CORP.


                                   By:  /s/ David S. Kemp
                                        ----------------------------------------
ATTEST:                                 David S. Kemp
                                        President
/s/ Alecia S. Jones
-----------------------------
Secretary

[CORPORATE SEAL]
                                   FIRST CITIZENS BANCSHARES, INC.


                                   By:  /s/ Kenneth A. Black
                                        ----------------------------------------
ATTEST:                                 Kenneth A. Black
                                        Vice President
/s/ Jeffrey W. Slack
-----------------------------
Assistant Secretary

[CORPORATE SEAL]

     IN WITNESS WHEREOF, FCB Acquisition Corp. has caused this Agreement and Plan of Reorganization and Merger to be executed on its behalf by its undersigned officer thereunto duly authorized, for the purpose of joining as a party hereto and, by such execution, such corporation hereby adopts and agrees to each of the terms and conditions herein as its own.

                                   FCB ACQUISITION CORP.


                                   By:  _______________________________________
ATTEST:

_____________________________
Secretary

(CORPORATE SEAL)

                                                                      SCHEDULE A

STATE OF NORTH CAROLINA
COUNTY OF ROCKINGHAM                                   EMPLOYMENT/CONSULTING
                                                            AGREEMENT

     THIS EMPLOYMENT/CONSULTING AGREEMENT (the "Agreement") is entered into as of the ___ day of _____, 1997 (the "Effective Date"), by and between FIRST-CITIZENS BANK & TRUST COMPANY ("FCB") and ______________________________
("Employee").

                              W I T N E S S E T H:

     WHEREAS, Employee heretofore has been employed as _______________________ of FIRST SAVINGS BANK OF ROCKINGHAM COUNTY, INC., SSB, ("FSB") and in such position has provided leadership and guidance in the growth and development of FSB's business; and,

     WHEREAS, as of the Effective Date, FSB has been merged into FCB; and,

     WHEREAS, Employee's experience and knowledge of FSB's operations, customers and affairs and his knowledge of and standing and reputation in FSB's market area would be of great benefit to FCB in its continuance of FSB's business; and, for that reason, FCB desires to retain Employee's services as an employee of FCB for the Term of Employment specified, and Employee desires to become an employee of FCB, subject to the terms and conditions provided herein; and,

     WHEREAS, for that purpose, FCB and Employee have agreed and desire to enter into this Agreement to set forth the terms and conditions of Employee's employment with FCB.

     NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, FCB and Employee hereby agree as follows:

     1.   EMPLOYMENT.  FCB hereby agrees to employ Employee, and Employee hereby
          ----------
accepts employment with FCB, all upon the terms and conditions stated herein.
As an employee of FCB, Employee will

[KEMP AGREEMENT] (I) serve as Senior Vice President of FCB, (II) serve as a member of FCB's advisory board for its Reidsville branch offices, (III) provide such assistance and advice to FCB as it may request from time to time regarding matters involving the former customers and employees of FSB, loan quality control and review, product conversion and other tasks relating to the former operations of FSB and the transition of control over such operations to FCB,
(IV) promote FCB and its business and engage in business development activities on FCB's behalf in FSB's former market areas, and (V) from time to time have such other duties and responsibilities, and render to FCB such other management and/or consulting services, as shall be mutually agreed upon by him and FCB from time to time.

[TEAGUE AGREEMENT] (I) serve as Vice President of FCB, (II) provide such assistance and advice to FCB as it may request from time to time regarding matters involving loan quality control and review, accounting, product conversion, financial reporting, tax and compliance matters and other tasks relating to the former operations of FSB and the transition of control over such operations to FCB, (III) promote FCB and its business in FSB's former market areas, and (IV) from time to time have such other duties and responsibilities, and render to FCB such other management and/or consulting services, as shall be mutually agreed upon by her and FCB from time to time.

          In connection with the performance of his duties hereunder, Employee's office and principal employment location shall be at such place or places as FCB shall designate; provided, however, that Employee's office and principal employment location shall not be outside of Reidsville, North Carolina, without Employee's consent. Notwithstanding anything contained herein to the contrary, required business travel (including overnight travel) outside Rockingham County in connection with his duties under this Agreement shall not constitute a violation of this Agreement.

     2.   TERM.  Unless sooner terminated as provided in this Agreement and
          ----
subject to the right of either Employee or FCB to terminate Employee's employment at any time as provided herein, the term of Employee's employment with FCB under this Agreement (the "Term of Employment") shall be for a period of three years commencing on the Effective Date and terminating at the close of FCB's business on ______________, 2000 (the "Expiration Date"). Employee shall have the option, exercisable upon written notice to FCB at least 30 days prior to the Expiration Date, to extend the Term of Employment and Expiration Date for one additional period of up to _____ years.

     3.   COMPENSATION.  For all services rendered by Employee to FCB under this
          ------------
Agreement [KEMP AGREEMENT: , including services as an advisory board member,] FCB shall pay Employee cash compensation, including without limitation base salary, bonuses and all other forms of compensation payable in cash ("Cash Compensation") at an annual rate of ______________________ Thousand and No/100 Dollars ($__________) during the initial three years of the Term of Employment, and at an annual rate of ________________________ Thousand and No/100 Dollars ($__________) during any extension of the Term of Employment. Cash Compensation paid under this Agreement shall be payable not less frequently than monthly in accordance with FCB's payroll policies and procedures. All compensation hereunder shall be subject to customary withholding taxes and such other employment taxes as are required by law.

     4.   PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT PLANS; FRINGE
          --------------------------------------------------------------
BENEFITS.  Employee shall be eligible to participate in any and all employee
--------
benefit programs maintained by or for FCB that are generally available to and which cover all FCB officers at Employee's job level or classification, subject to the rules applicable to such plans or programs prevailing from time to time. Except as otherwise specifically provided herein, Employee's participation in such plans and programs shall be subject to and in accordance with the terms and conditions (including eligibility requirements) of such plans and programs, resolutions of FCB's (or its parent company's) Board of Directors establishing such programs and plans, and FCB's normal practices and established policies regarding such plans and programs. However, notwithstanding anything contained herein to the contrary, in no event shall Employee receive Cash Compensation, including compensation payable under any such benefit program, in an aggregate amount in excess of the amount specified in Paragraph 3 above.

          Employee shall receive credit for past full years of service with FSB prior to the Effective Date for purposes of (I) participation and vesting in the FCB's defined benefit pension plan (the "Pension Plan") and Section 401(k) savings plan (the "Savings Plan"), and (II) except as described below, for all purposes under all other FCB benefit plans (including coverage under FCB's health insurance plan and entitlement to vacation and sick leave); provided, however, that in no event shall Employee be entitled to or be given credit for past service with FSB for purposes of the calculation or determination of benefits under the Pension Plan. For purposes of FCB's health insurance plan, Employee's participation will be without regard to pre-existing condition requirements under that plan, provided that any such pre-existing condition at the Effective Time would have been covered under the health insurance plan of FSB. Notwithstanding anything contained herein to the contrary, if FCB shall believe in good faith that the granting of any such past service credit would not be permissible under the terms and requirements of the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, any governmental rules, regulations and policies thereunder, or any other law or regulations applicable to the operation of any such plan or program, or otherwise would expose any such plan or program or FCB or Bancshares to any penalty, then FCB shall not be required to give Employee any such credit for past service with FSB.

          For calendar year 1997, FCB will grant to Employee a number of days of sick leave and vacation leave, respectively, equal, in each case, to (I) the full number of such days to which Employee would be entitled during 1997, based on his credited years of service and in accordance with FCB's standard leave policies, less (II) the number of days of sick leave and vacation used by Employee as an employee of FSB during 1997 prior to the Effective Date.
Employee will be permitted to carry over accrued and unused sick leave and vacation leave to the extent such carryover would be consistent with and would not exceed limitations imposed by FCB's leave policies.

          Employee acknowledges that the terms and provisions of FCB's employee benefit plans and programs may be determined only by reading the actual plan documents under which FCB, BancShares or the plan administrator, as applicable, may make certain administrative determinations with discretion, and that FCB or BancShares may reserve the right to modify (or terminate) the provision of each plan or program and any benefits provided thereunder.

     5.   STANDARDS OF PERFORMANCE AND CONDUCT.  During the Term of Employment,
          ------------------------------------
Employee faithfully and diligently shall discharge his obligations under this Agreement and shall perform the duties associated with his position with FCB in a manner which is competent and reasonably satisfactory to FCB, and Employee shall use his best efforts to implement FCB's policies and procedures currently in effect or as are established from time to time by FCB.

          Employee, in the execution of his duties under this Agreement, at all times and in all material respects shall comply with FCB's Code of Conduct as the same is in effect as of the Effective Date and as it may be amended or supplemented from time to time subsequent thereto (the "Code of Conduct"), and with all applicable federal and state statutes and all rules, regulations, administrative orders, statements of policy and other pronouncements or standards promulgated thereunder.

     6.   TERMINATION OF PREVIOUS EMPLOYMENT AGREEMENT.  Employee and FCB
          --------------------------------------------
specifically agree that this Agreement supersedes that certain Employment Agreement dated September 22, 1995, as amended, between Employee and FSB (the "FSB Agreement"), and, as additional consideration for FCB's agreements and obligations under this Agreement, Employee hereby waives any and all his rights, and releases FSB and FCB from any and all obligations, under the FSB Agreement and agrees that the FSB Agreement hereby is terminated and shall be of no further force or effect.

     7.   NONCOMPETITION; CONFIDENTIALITY.
          -------------------------------

          (A)  GENERAL.  Employee hereby acknowledges and agrees that (I) FSB
               -------
has made a significant investment in the development of its business in the geographic area identified below as the "Relevant Market" and that, by virtue of FCB's acquisition of substantially all FSB's assets, FCB has acquired a valuable economic interest in FSB's business in the Relevant Market which it is entitled to protect; (II) in the course of his past service on behalf of FSB and future service as an employee of FCB, he has gained and will continue to gain substantial knowledge of and familiarity with FSB's and FCB's customers and their dealings with them, and other information concerning FSB's and FCB's businesses, all of which constitute valuable assets and privileged information; and, (III) in order to protect FCB's interest in and to assure it the benefit of its succession to FSB's business, it is reasonable and necessary to place certain restrictions on Employee's ability to compete against FCB and on his disclosure of information about FCB's and FSB's business and customers. For that purpose, and in consideration of FCB's agreements contained herein, Employee covenants and agrees as provided below.

          (B)  COVENANT NOT TO COMPETE.  During a period (the "Restriction
               -----------------------
Period") commencing on the date of this Agreement and ending on the date one (1) year following the Expiration Date (as it may be extended as provided above) of the Term of Employment under this Agreement or, if earlier, the effective date of any termination of Employee's employment hereunder pursuant to Paragraph 8 below, Employee will not "Compete" (as defined below), directly or indirectly, with FCB in the geographic area (the "Relevant Market") consisting of Rockingham County, North Carolina, and any county of North Carolina or Virginia contiguous thereto (including without limitation the North Carolina counties of Stokes, Forsyth, Guilford, Alamance and Caswell). Employee acknowledges and agrees that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect FCB's economic interest.

               For purposes of this Paragraph 7, the following terms shall have the meanings set forth below:

               COMPETE.  The term "Compete" means: (I) soliciting or securing
               -------
deposits from any Person residing in the Relevant Market for any Financial Institution; (II) soliciting any Person residing in the Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person; (III) soliciting any Person residing in the Relevant Market to obtain any other service or product from any Financial Institution, (IV) inducing or attempting to induce any Person who was a Customer of FSB at the time of its acquisition by FCB, or who was a Customer of FCB on the date of termination of Employee's employment with FCB, to change any depository, loan and/or other banking relationship of the Customer from FSB or FCB to another Financial Institution; (V) acting as a consultant, officer, director, advisory director, independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, supervision, business, marketing activities, solicitation of business for or operation of any office of such Financial Institution located in the Relevant Market; or (VI) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of FSB at the time of its acquisition by FCB, or who was a Customer of FCB at the date of termination of this Agreement or Employee's employment with FCB for any reason.

               CUSTOMER.  The term "Customer of FSB" means any Person with whom
               --------
FSB has or has had a depository or loan relationship and/or to whom FSB has provided any other service or product, and the term "Customer of FCB" means any Person who or which is a resident of or located within the Relevant Market (as defined above) with whom FCB has or has had a depository or loan relationship and/or to whom FCB has provided any other service or product.

               FINANCIAL INSTITUTION.  The term "Financial Institution" means
               ---------------------
(I) any federal or state chartered bank, savings bank, savings and loan association or credit union, (II) any holding company for, or corporation that owns or controls, any such entity, (III) any subsidiary or service corporation of any such entity or holding company, or any entity controlled in any way by any such entity or holding company, or (IV) any other Person engaged in the business of making loans of any type, soliciting or taking deposits, or providing any other service or product that is provided by FCB or one of its affiliated corporations.

               PERSON.  The term "Person" means any natural person or any
               ------
corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

          (C)  CONFIDENTIALITY COVENANT.  Employee covenants and agrees that any
               ------------------------
and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (whether financial or otherwise, and including any files, data or information maintained electronically, on microfiche or otherwise) relating to FSB or FCB and their respective lending and deposit operations and related businesses, regulatory examinations, financing sources, financial results and condition, Customers (including lists of Customers and former customers and information regarding their accounts and business dealings with FSB or FCB), prospective customers, contemplated acquisitions (whether of business or assets), ideas, methods, marketing investigations, surveys, research, policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are confidential and proprietary to FCB and are valuable, special and unique assets of FCB's business which are not directly reproducible from any other source and to which Employee has had access as an officer and employee of FSB and will have access during his employment with FCB. Employee agrees that
(I) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of FCB, and (II) during the Term of Employment and at all times following the termination of this Agreement or his employment for any reason, and except as shall be required in the course of the performance by Employee of his duties on behalf of FCB or otherwise pursuant to the direct, written authorization of FCB, Employee will not: divulge any such Confidential Information to any other Person; remove any such Confidential Information in written or other recorded form from FCB's premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person other than FCB. However, following the termination of Employee's employment with FCB, this Paragraph 7(c) shall not apply to any Confidential Information which then is in the public domain (provided that Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without FCB's consent), or which is obtained by Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information and who did not acquire such Confidential Information in a manner which constituted a violation of the covenants contained in this Paragraph 7(c) or which otherwise breached any duty of confidentiality.

          Notwithstanding anything contained in the preceding paragraph to the contrary, the above obligations of confidentiality shall not prohibit the disclosure of any such Confidential Information by Employee to the extent (I) such information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of Employee in violation of this Paragraph 7(c),
(II) such information was available to Employee other than in connection with or pursuant to his employment with FSB or FCB, (III) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or (IV) to the extent that, in the reasonable opinion of legal counsel to Employee, disclosure otherwise is required by law.

          (D)  REASONABLENESS OF RESTRICTIONS.  If any of the restrictions set
               ------------------------------
forth in this Paragraph 7 shall be declared invalid for any reason whatsoever by a court of competent jurisdiction, the validity and enforceability of the remainder of such restrictions shall not thereby be adversely affected.
Employee acknowledges that FSB has had a substantial business presence in the Relevant Market, that FCB, through its purchase of FSB's business, has acquired a legitimate economic interest of FSB in those geographic areas which this Paragraph 7 specifically is intended to protect, and that the foregoing geographic and time limitations are reasonable and proper. In the event the Restriction Period or any other such time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee hereby agrees to submit to such reduction of the Restriction Period as the court shall deem reasonable. In the event the Relevant Market is deemed by a court of competent jurisdiction to be unreasonable, Employee hereby agrees that the Relevant Market shall be reduced by excluding any separately identifiable and geographically severable area necessary to make the remaining geographic restriction reasonable, but this Paragraph 7 shall be enforced as to all other areas included in the Relevant Market which are not so excluded.

          (E)  REMEDIES FOR BREACH.  Employee understands and acknowledges that
               -------------------
a breach or violation by him of any of the covenants contained in Paragraphs 7(b) and 7(c) shall be deemed a material breach of this Agreement and will cause substantial, immediate and irreparable injury to FCB, and that FCB will have no adequate remedy at law for such breach or violation. In the event of Employee's actual or threatened breach or violation of the covenant contained in either such Paragraph, FCB shall be entitled to bring a civil action seeking, and shall be entitled to, an injunction restraining Employee from violating or continuing to violate such covenant or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Employee agrees that, if FCB institutes any action or proceeding against Employee seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Employee shall be deemed to have waived the claim or defense that FCB has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by FCB of any such right, remedy, power or privilege shall not preclude FCB or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of FCB.

               Notwithstanding anything contained herein to the contrary, Employee agrees that the provisions of Paragraphs 7(b) and 7(c) above and the remedies provided in this Paragraph 7(e) for a breach by Employee shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of FCB under any state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

          (F)  SURVIVAL OF COVENANTS.  Employee's covenants and agreements and
               ---------------------
FCB's rights and remedies provided for in this Paragraph 7 shall survive and remain fully in effect following expiration of the Term of Employment or any actual termination of Employee's employment with FCB during the Term of Employment).

     8.   TERMINATION AND TERMINATION PAY.
          -------------------------------

          (A)  BY EMPLOYEE.  Employee's employment under this Agreement may be
               -----------
terminated at any time by Employee upon sixty (60) days' written notice to FCB. Upon such termination, Employee shall be entitled to receive compensation through the effective date of such termination.

          (B)  DEATH OR RETIREMENT.  Employee's employment under this Agreement
               -------------------
automatically shall be terminated upon his death during the Term of Employment or upon the effective date of Employee's retirement with FCB's consent or under the terms of FCB's pension plan. Upon any such termination, Employee (or, in the case of Employee's death, his estate) shall be entitled to receive any compensation Employee shall have earned prior to the date of termination but which remains unpaid and, in the case of termination as a result of Employee's death, Employee's Cash Compensation for the remainder of the Term of Employment under this Agreement (including the [three][two]-year extension period described in Paragraph 2 above) shall be paid to Employee's beneficiary.

          (C)  BY FCB.  FCB may terminate Employee's employment at any time
               ------
during the Term of Employment for "Cause" (as defined below). Upon any such termination of Employee's employment by FCB under this Paragraph 8(c), Employee shall have no further rights under this Agreement (including any right to receive compensation or other benefits for any period after such termination).

               Notwithstanding anything contained herein to the contrary, before FCB may terminate Employee's employment for a Cause described in Paragraph 8(c)(i) below, FCB first shall give Employee ten (10) days written notice of the facts or circumstances constituting such Cause for termination, and, if during such period Employee shall cure such Cause to the reasonable satisfaction of FCB, then Employee's employment shall continue; provided however, that, in the event of any reoccurrence or further occurrence of the same Cause, FCB shall have no obligation to give Employee any further or additional notice or opportunity to cure prior to the termination of Employee's employment. No such notice shall be required in the case of termination of Employee's employment for any Cause other than as described above.

               For purposes of this Paragraph 8(c), FCB shall have "Cause" to terminate Employee's employment upon:

                    (I)   A determination by FCB, in good faith, that Employee
(A) has breached in any material respect any of the terms or conditions of this Agreement or of the Code of Conduct, (B) has failed in any material respect to perform or discharge his duties or responsibilities of employment in the manner provided herein, or (C) is engaging or has engaged in willful misconduct or conduct which is detrimental in any material respect to the business prospects of FCB or which has had or likely will have a material adverse effect on FCB's business or reputation;

                    (II) The violation by Employee of any applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over FCB or any of its affiliates or subsidiaries (a "Regulatory Authority"), including but not limited to the Federal Deposit Insurance Corporation, the North Carolina Banking Commissioner, the North Carolina State Banking Commission, the Federal Reserve Board or any other banking regulator, which results from Employee's gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to FCB or any of its affiliates or subsidiaries or to FCB's reputation;

                    (III) The commission in the course of Employee's employment with FCB of an act of fraud, embezzlement, theft or proven personal dishonesty (whether or not such act or charge results in criminal indictment, charges, prosecution or conviction);

                    (IV) The conviction of Employee of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Employee from serving as an employee or executive officer of, or a party affiliated with, FCB or its bank holding company; or, in the event Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of FCB's affairs (or if proceedings for that purpose are commenced), by any Regulatory Authority; or,

                    (V) The exclusion of Employee by the carrier or underwriter from coverage under FCB's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees, or the occurrence of any event which FCB believes, in good faith, will result in Employee being excluded from such coverage, or having coverage limited as to Employee as compared to other covered officers or employees, pursuant to the terms and conditions of such "blanket bond" or other fidelity bond or insurance policy.

          (D) Notwithstanding anything contained herein to the contrary, if during the Term of Employment and prior to the termination of his employment hereunder Employee becomes unable to perform the essential functions of his job under this Agreement for any period of time due to disability, then, during the continuance of any such period of disability (but for no longer than the remaining Term of Employment, including the [three][two]-year extension period described in Paragraph 2 above), this Agreement shall remain in effect and FCB shall continue to pay to Employee the Cash Compensation described in Paragraph 3 above, less the amount of any other payments received by Employee on account of such disability under any disability plan maintained by FCB which covers Employee, and to provide other benefits to which Employee is entitled hereunder.

          In the event of any disagreement between Employee and FCB as to whether Employee is physically or mentally incapacitated such as will result in an inability to perform the essential functions of his job under this Agreement, the question of such incapacity shall be submitted to an impartial physician licensed to practice medicine in North Carolina for determination and who will be selected by mutual agreement of Employee and FCB or, failing such agreement, by two (2) physicians (one (1) of whom shall be selected by FCB and the other by Employee), and such determination of the question of such incapacity by such physician or physicians shall be final and binding on Employee and FCB. FCB shall pay the reasonable fees and expenses of such physician or physicians in making any such determination.

          (E) Except as otherwise provided below, upon the earlier of the Expiration Date (as it may be extended as described in Paragraph 2 above) of the Term of Employment or the effective date of any actual termination of Employee's employment with FCB under this Agreement for any reason, the provisions of this Agreement likewise shall terminate and be of no further force or effect. However, Employee's covenants contained in Paragraph 7 above, and FCB's obligations for continued payments of Cash Compensation under Paragraph 8(b) above, shall survive and remain in effect in accordance with their terms following the Expiration Date or any actual termination of Employee's employment.

     9.   ADDITIONAL REGULATORY REQUIREMENTS.  Notwithstanding anything
          ----------------------------------
contained in this Agreement to the contrary, it is understood and agreed that FCB (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:

          (A) FCB is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner; or,

          (B) in the opinion of counsel to FCB such payment or action (I) would be prohibited by or would violate any provision of state or federal law applicable to FCB, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended, (II) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or
(III) otherwise would be prohibited by any Regulatory Authority.

     10.  SUCCESSORS AND ASSIGNS.
          ----------------------

          (A) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of FCB which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of FCB.

          (B) FCB is contracting for the unique and personal skills of Employee. Therefore, Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of FCB.

     11.  MODIFICATION; WAIVER; AMENDMENTS.  No provision of this Agreement may
          --------------------------------
be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     12.  APPLICABLE LAW.  The parties hereto agree that without regard to
          --------------
principles of conflicts of laws, the internal laws of the State of North Carolina shall govern and control the validity, interpretation, performance and enforcement of this Agreement and that any suit or action relating to this Agreement shall be instituted and prosecuted in the Courts of Rockingham County, North Carolina, and each party hereto hereby does waive any right or defense relating to such jurisdiction and venue, except to the extent that federal law shall be deemed to apply.

     13.  SEVERABILITY.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     14.  HEADINGS.  The section and paragraph headings contained in this
          --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.  NOTICES.  Except as otherwise may be provided herein, all notices,
          -------
claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when deposited with the United States Postal Service, registered or certified mail, postage prepaid, as follows:

If to FCB:                                   If to Employee:

  First-Citizens Bank & Trust Company          _________________________________
  3128 Smoketree Court                         _________________________________
  Raleigh, N.C.  27604                         Reidsville, N.C.  2732_____

  Attention:  __________________

Such notice shall be deemed to be received upon receipt or refusal, if delivered by hand, or upon receipt or refusal as evidenced by the return receipt therefor, if delivered by registered or certified mail.

     16.  COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, and each such counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

     17.  ENTIRE AGREEMENT.  This Agreement and the Exhibits and other documents
          ----------------
attached hereto and incorporated herein by reference contain the entire understanding and agreement of the parties, and there are no agreements, promises, warranties, covenants or undertakings other than those expressly set forth or referred to herein.

          IN WITNESS WHEREOF, FCB has caused this Agreement to be executed by its duly authorized officer in pursuance of authority duly given by its Board of Directors, and Employee has set hereunto his hand and adopted as his seal the typewritten word "SEAL" appearing beside his name, all as of the day and year first above written.

                         FIRST-CITIZENS BANK & TRUST COMPANY



                         By:    ______________________________________

                         Title: ______________________________________

                         _________________________________________(SEAL)
                                         Employee

FIRST CITIZENS BANCSHARES, INC. hereby approves the foregoing Agreement in its capacity as the sole shareholder of First-Citizens Bank & Trust Company.

                         FIRST CITIZENS BANCSHARES, INC.


                         By:    ______________________________________
                         Title: ______________________________________

                                                                      SCHEDULE B



     Draft Form of Legal Opinion of Counsel for BancShares and Acquisition
     ---------------------------------------------------------------------



                                           , 1997
                              -------------



The Board of Directors
First Savings Financial Corp.
501 South Main Street
Reidsville, North Carolina  27320

Gentlemen:

   We have acted as special counsel to First Citizens BancShares, Inc. ("BancShares"), a Delaware corporation, and FCB Acquisition Corp. ("FCB Acquisition"), a North Carolina corporation, in connection with the transactions described in that certain Agreement and Plan of Reorganization and Merger dated March 27, 1997 (the "Agreement", including the Plan of Merger referenced therein), by and among BancShares, FCB Acquisition and First Savings Financial Corp. ("First Savings"). FCB Acquisition was formed as a wholly-owned subsidiary of BancShares solely for the purpose of merging with First Savings to effect BancShares' acquisition of First Savings. Pursuant to and in accordance with the terms and conditions of the Agreement, FCB Acquisition, is proposed to be merged into and with First Savings (the "Merger") and each of the outstanding shares of First Savings' common stock will be converted into the right to receive a cash payment from BancShares of $10.75 per share. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

   As counsel to BancShares and FCB Acquisition, we have examined originals or copies of (i) BancShares' Certificate of Incorporation, (ii) FCB Acquisition's Articles of Incorporation, (iii) BancShares' and FCB Acquisition's respective By-Laws and corporate minute books, (iv) the Agreement, (v) First Savings' proxy statement which is dated ___________, 1997, and was filed by First Savings with the Securities and Exchange Commission and distributed to its shareholders in connection with the meeting of shareholders called to vote on approval of the Agreement (the "Proxy Statement"), (vi) a Certificate of Authorization issued by the North Carolina Secretary of State dated _____, 1997, as to BancShares, a Certificate of Good Standing issued by the Delaware Secretary of State dated _____, 1997, as to BancShares, and a Certificate of Existence issued by the North Carolina Secretary of State dated _____, 1997, as to FCB Acquisition (the "Certificates"), (vii) certificates and written statements of officers and agents of BancShares and FCB Acquisition, and (viii) such other documents and records of BancShares and FCB Acquisition as we have deemed necessary for the purpose of giving the opinions hereinafter expressed.

Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that, except as described in the Proxy Statement or the
Agreement:

        1. BancShares and FCB Acquisition each (i) is duly organized and incorporated and validly existing as a business corporation under the laws of Delaware and North Carolina, respectively, (ii) has all requisite power and authority (corporate and other) to own its properties and conduct its businesses as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on BancShares and its subsidiaries considered as one enterprise, and, (iv) to our Actual Knowledge, is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on BancShares and its subsidiaries considered as one enterprise.

        2. BancShares and FCB Acquisition each has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, all corporate proceedings required to be taken to authorize BancShares and FCB Acquisition to enter into the Agreement and to perform their obligations and agreements and carry out the transactions described therein have been duly and properly taken, and the Agreement constitutes the valid and binding agreement of BancShares and FCB Acquisition enforceable in accordance with its terms.

        3. Except where the same would not have a material adverse effect on BancShares and its subsidiaries considered as one enterprise, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by BancShares with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, BancShares' or FCB Acquisitions' Articles of Incorporation or Bylaws, or, to our Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which BancShares or FCB Acquisition is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) to our Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of BancShares' or FCB Acquisitions' properties or assets; (iii) to our Actual Knowledge, violate any applicable federal or state statute, law, rule or regulation, or any judgment order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) to our Actual Knowledge, result in the acceleration of any obligation or indebtedness of BancShares or FCB Acquisition; or, (v) to our Actual Knowledge, interfere with or otherwise adversely affect BancShares' or FCB Acquisitions' ability to carry on its business as presently conducted.

        4. No consents, approvals or waivers are required to be obtained from any person or entity in connection with BancShares' and FCB Acquisitions' execution and delivery of the Agreement, or the performance of its obligations or agreements or the consummation of the transactions described therein, except for required approvals of BancShares' and FCB Acquisitions' board of directors and approvals of governmental or regulatory authorities ("Regulatory Approvals").

        5. All Regulatory Approvals required to be obtained by BancShares or FCB Acquisition for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained, all conditions imposed on BancShares in connection therewith that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and, to our Actual Knowledge, all such regulatory approvals are in full force and effect; and, no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by BancShares and FCB Acquisition for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger);

        6. To our Actual Knowledge, neither BancShares nor FCB Acquisition is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FRB or the Commissioner), and there are no judgments, orders, stipulations, injunctions, decrees or awards against BancShares or FCB Acquisition, which in any manner limit, restrict, enjoin or prohibit BancShares' or FCB Acquisitions' consummation of the Merger; and, to our Actual Knowledge, BancShares has not been advised and it does not have any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

        7. When Articles of Merger have been duly executed by First Savings and have been filed with the Secretary of State of North Carolina in accordance with law, the Merger will become effective at the time of such filing or, if later, at the time specified in such Articles of Merger.

Additionally, we have reviewed the Proxy Statement and have considered the matters regarding BancShares and FCB Acquisition contained therein, and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of BancShares and FCB Acquisition) nothing has come to our attention which would lead us to believe that the Proxy Statement, at the time it was distributed to First Savings' shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that we make no statement regarding any information included in the Proxy Statement regarding First Savings or First Savings Bank of Rockingham County, Inc., SSB (the "Savings Bank"), or regarding any of BancShares' or FCB Acquisition's financial statements or other financial, accounting or statistical data).

In giving the opinions set forth above, we have assumed, without independent verification, that:

   a. First Savings and the Savings Bank each is duly organized, validly existing and in good standing (as a business corporation and a state-chartered savings bank, respectively) under the laws of North Carolina and all other applicable laws to which it is subject. First Savings and the Savings Bank each has the full power and authority (corporate and otherwise) to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by First Savings and the Savings Bank in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against First Savings and the Savings Bank;

   b. Other than persons executing documents on behalf of BancShares and FCB Acquisition, the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

   c. All natural persons executing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein, or on whose behalf any such documents were executed, had and continue to have legal competency to do so and to become legally bound thereby;

   d. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

   e. First Savings and the Savings Bank each has complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over First Savings, the Savings Bank, BancShares or FCB Acquisition and the transactions described in the Agreement.

   g. All certificates of public officials have been properly given and are accurate and complete; and

   h. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

   a. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

   b. As used in any paragraph of this letter, the phrase "Actual Knowledge" refers to the actual, conscious awareness of information by members of this firm who have been involved in the representation of BancShares and FCB Acquisition in connection with the Merger.

   c. In giving our opinion set forth in subparagraphs 1(i) and 1(iii) above, we have relied solely upon certificates of public officials.

   d. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

   e. The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law), and (D) federal and/or state bank holding company, commercial bank, savings bank and deposit insurance laws and regulations and the application of principles of public policy underlying such laws and regulation

   f. These opinions are delivered to you pursuant to Section 7.02.c of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on our opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent.

   g. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.


                             Yours truly,

                             WARD AND SMITH, P.A.

                                                                      SCHEDULE C


      Draft Form of Legal Opinion of Counsel for First Savings and FSB
      ----------------------------------------------------------------


                                           , 1997
                              -------------



The Board of Directors
First Citizens BancShares, Inc.
239 Fayetteville Street
Raleigh, North Carolina  27601

Gentlemen:

   We have acted as special counsel to First Savings Financial Corp. ("First Savings"), a North Carolina corporation, and First Savings Bank of Rockingham County, Inc., SSB (the "Savings Bank"), a North Carolina-chartered savings bank and the wholly-owned subsidiary of First Savings, in connection with the transactions described in that certain Agreement and Plan of Reorganization and Merger dated March 27, 1997 (the "Agreement" including the Plan of Merger referenced therein), by and among First Savings, First Citizens BancShares, Inc. ("BancShares") and FCB Acquisition Corp. ("FCB Acquisition"). Pursuant to and in accordance with the terms and conditions of the Agreement, FCB Acquisition is proposed to be merged into and with First Savings (the "Merger") and each of the outstanding shares of First Savings' common stock will be converted into the right to receive a cash payment from BancShares of $10.75. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

   As counsel to First Savings and the Savings Bank, we have examined originals or copies of (i) First Savings' and the Savings Bank's Articles of Incorporation, By-Laws and corporate minute books, (ii) the Agreement, (iii) First Savings' proxy statement which is dated ___________, 1997, and was filed by First Savings with the Securities and Exchange Commission and distributed to its shareholders in connection with the meeting of shareholders called to vote on approval of the Agreement (the "Proxy Statement"), (iv) Certificates of Existence issued by the North Carolina Secretary of State dated _____, 1997, as to First Savings and the Savings Bank (the "Certificates"), (v) certificates and written statements of officers and agents of First Savings and the Savings Bank, and (vi) such other documents and records of First Savings and the Savings Bank as we have deemed necessary for the purpose of giving the opinions hereinafter expressed.

   Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that, except as described in the Proxy Statement or the
Agreement:

        1. First Savings and the Savings Bank each (i) is duly organized and incorporated and validly existing (as a business corporation and a state-chartered savings bank, respectively) under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to conduct its respective business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on the Savings Bank and its parent company considered as one enterprise; and, (iv) to our Actual Knowledge, is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on the Savings Bank and its parent company considered as one enterprise.

        2. First Savings' authorized capital stock consists of 5,000,000 shares of preferred stock, no par value per share, none of which have been issued, and 20,000,000 shares of common stock, no par value per share ("First Savings Stock"), of which 986,321 shares are issued and outstanding and constitute First Savings' only outstanding securities. The Savings Bank's authorized capital stock consists of 100,000 shares of common stock, no par value per share ("Savings Bank Stock"), of which 1,000 share are issued and outstanding and constitute the Saving Bank's only outstanding securities. The outstanding shares of Savings Bank Stock are owned of record and, to our Actual Knowledge, beneficially by First Savings.

        Each outstanding share of First Savings Stock and Savings Bank Stock, respectively, (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the requirements of the Securities Act of 1933, as amended.

        3. The Savings Bank is a wholly-owned subsidiary of First Savings. Otherwise, neither First Savings nor the Savings Bank has any subsidiary (direct or indirect).

        4. Neither First Savings nor the Savings Bank has any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of First Savings Stock or Savings Bank Stock or any other securities of First Savings or the Savings Bank, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of First Savings Stock or Savings Bank Stock or any other securities of First Savings or the Savings Bank, or (iii) plan, agreement or other arrangement pursuant to which shares of First Savings Stock or Savings Bank Stock or any other securities of First Savings or the Savings Bank, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

        5. First Savings and the Savings Bank each has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, all corporate proceedings and approvals required to authorize First Savings and the Savings Bank to enter into the Agreement and to perform their obligations and agreements and carry out the transactions described therein have been duly and properly completed or obtained, and the Agreement constitutes the valid and binding agreement of First Savings and the Savings Bank enforceable in accordance with its terms.

        6. Except where the same would not have a material adverse effect on First Savings and the Savings Bank considered as one enterprise, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by First Savings or the Savings Bank with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, First Savings' or the Savings Bank's Articles of Incorporation or Bylaws, or, to our Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which First Savings or the Savings Bank is bound or by which it, its businesses, capital stock or any of its properties or assets may be affected; (ii) to our Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of First Savings' or the Savings Bank's properties or assets; (iii) to our actual Knowledge, violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body;
(iv) to our Actual Knowledge, result in the acceleration of any obligation or indebtedness of First Savings or the Savings Bank; or, (v) to our Actual Knowledge, interfere with or otherwise adversely affect First Savings' or the Savings Bank's ability to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of BancShares and First-Citizens Bank & Trust Company to carry on such business after the Effective Time.

        7. No consents, approvals or waivers are required to be obtained from any person or entity in connection with First Savings' or the Savings Bank's execution and delivery of the Agreement, or the performance of its obligations or agreements or the consummation of the transactions described therein, except for approvals of First Savings' shareholders and First Savings' and the Savings Bank's Boards of Directors and required approvals of governmental or regulatory authorities ("Regulatory Approvals").

        8. The Agreement has been duly and validly approved by First Savings' and the Savings Bank's Boards of Directors and First Savings' shareholders to the extent and in the manner required by applicable law, and the Agreement has been duly executed and delivered on First Savings' and the Savings Bank's behalf.

        9. All Regulatory Approvals required to be obtained by First Savings or the Savings Bank for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained, all conditions imposed on First Savings or the Savings Bank in connection therewith that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and, to our Actual Knowledge, all such regulatory approvals are in full force and effect; and, no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by First Savings or the Savings Bank for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger);

        10. (i) To our Actual Knowledge, there are no actions, suits, arbitrations, controversies or other proceedings or investigations (or any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or threatened, contemplated or probable of assertion, against, relating to or otherwise affecting First Savings or the Savings Bank or any of their properties or assets which, if determined adversely, could result in liability on the part of First Savings or the Savings Bank for, or subject them to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on First Savings' or the Savings Bank's financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations or on the ability of First Savings to consummate the Merger; and

             (ii) to our Actual Knowledge, neither First Savings nor the Savings Bank is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FRB, the FDIC or the Administrator) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; to our Actual Knowledge there are no judgments, orders, stipulations, injunctions, decrees or awards against First Savings or the Savings Bank which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of First Savings or the Savings Bank; and, neither First Savings nor the Savings Bank has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

        11. When Articles of Merger have been duly executed by First Savings and have been filed with the Secretary of State of North Carolina in accordance with law, the Merger will become effective at the time of such filing or, if later, at the time specified in such Articles of Merger.

   Additionally, we have reviewed the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of First Savings and the Savings
Bank) nothing has come to our attention which would lead us to believe that the Proxy Statement, at the time it was distributed to First Savings' shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that we make no statement regarding any information included in the Proxy Statement regarding BancShares or FCB Acquisition or regarding any of First Savings' or the Savings Bank's financial statements or other financial, accounting or statistical data).

   In giving the opinions set forth above, we have assumed, without independent verification, that the following is true:

   a. BancShares and FCB Acquisition each is duly organized, validly existing and in good standing as a business corporation under the laws of Delaware and North Carolina, respectively, and all other applicable laws to which it is subject. BancShares and FCB Acquisition each has the full power and authority to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by BancShares and FCB Acquisition in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against BancShares and FCB Acquisition;

   b. Other than persons executing documents on behalf of First Savings and the Savings Bank, the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

   c. All natural persons executing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein (other than persons executing any document or instrument on behalf of First Savings or the Savings Bank) had and continue to have legal competency to do so and to become legally bound thereby;

   d. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

   e. BancShares and FCB Acquisition each has complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over First Savings, the Savings Bank, BancShares or FCB Acquisition and the transactions described in the Agreement.

   f. All certificates of public officials have been properly given and are accurate and complete; and

   g. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

   In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

   a. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

   b. As used in any paragraph of this letter, the phrase "Actual Knowledge" refers to the actual, conscious awareness of information by members of this firm who have been involved in the representation of First Savings and the Savings Bank in connection with the Merger.

   c. In giving our opinion set forth in Paragraph 1(i) above, we have relied solely upon the certificates of public officials.

   d. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

   e. The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law), and (D) federal and/or state bank holding company, commercial bank, savings bank and deposit insurance laws and regulations and the application of principles of public policy underlying such laws and regulation

   f. These opinions are delivered to you pursuant to Section _______ of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on our opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent.

   g. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

                             Yours truly,



                             BROOKS, PIERCE, MCLENDON, HUMPHREY
                                    & LEONARD, L.L.P.